UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

(Amendment No. 2)

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

SOUTHERN HERITAGE BANCSHARES, INC.
(Name of Registrant as Specified In Its charter)

 (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

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☐
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Southern Heritage Bancshares, Inc.
3020 Keith Street, N.W.
Cleveland, Tennessee 37320

Dear Shareholder:

You are cordially invited to attend a special meeting of shareholders of Southern Heritage Bancshares, Inc. to be held at 10:00 a.m. Eastern Standard Time, on ●, 2007, at Southern Heritage Bank located at 3020 Keith Street, N.W., Cleveland, Tennessee 37320.

At this important meeting, you will be asked to vote on the following matters:

1. Amendments to our Charter. To amend our charter to provide for the authorization of three new classes of Class A common stock, Class B common stock and Series A Preferred Stock.

2. Reclassification of Common Stock. To reclassify certain of our shares of existing common stock into the Class A common stock, Class B common stock and Series A Preferred Stock for the purpose of discontinuing the registration of our common stock under the Securities Exchange Act of 1934.

In connection with the proposals to amend our charter and to reclassify our common stock, shares of our existing common stock held by shareholders who own between 651 and 1,157 shares will be reclassified into shares of Class A common stock. Shares of our existing common stock held by shareholders who own between 578 and 650 shares will be reclassified into shares of Class B common stock. Shares of our existing common stock held by shareholders who own 577 shares or less will be reclassified into shares of Series A Preferred Stock. The reclassification will be made on the basis of one share of Class A common stock, Class B common stock or Series A Preferred Stock for each share of common stock held. The purpose of amending our charter and reclassifying our common stock is to discontinue the registration of our common stock under the Securities Exchange Act and to no longer be a “public” company.

If approved at the special meeting, the transaction will affect you as follows:

If, on record date, you are a shareholder with:	Effect:

1,158 or more shares of common stock:	you will continue to hold the same number of shares of common stock that you held before the reclassification transaction between 651 and 1,157 shares of common stock:
you will no longer hold shares of common stock, but rather, will hold a number of shares of Class A common stock equal to the same number of shares of common stock that you held before the reclassification transaction between 578 and 650 shares of common stock
you will no longer hold shares of common stock, but rather, will hold a number of shares of Class B common stock equal to the same number of shares of common stock that you held before the reclassification transaction

If, on record date, you are a shareholder with:	Effect:

577 shares of common stock or less
You will no longer hold shares of common stock, but rather, will hold a number of shares of Series A Preferred Stock equal to the same number of shares of common stock that you held before the reclassification transaction

The primary effect of this transaction will be to reduce our total number of record holders of common stock to below 300. As a result, we will terminate the registration of our common stock under federal securities laws and will no longer be considered a “public” company. This transaction is known as a Rule 13e-3 going private transaction under the Exchange Act of 1934.

We are proposing the amendments to our charter because our board of directors has concluded, after careful consideration, that the costs and other disadvantages associated with being a reporting company with the Securities and Exchange Commission (SEC) outweigh any of the advantages. Our reasons for reaching this conclusion are based on:

•	the administrative burden and expense of making our periodic filings with the SEC;

•
the fact that operating as a non-SEC reporting company will reduce the burden on our management and employees which arises from increasingly stringent SEC reporting requirements, thus allowing management to focus more of its attention on our customers and the community in which we operate;

•	the fact that management will have increased flexibility to consider and initiate actions that may produce long-term benefits and growth;

•	the low trading volume of our common stock and the resulting lack of an active market for our shareholders;

•
the fact that a going private transaction could be structured in a manner that all shareholders would still retain an equity interest in Southern Heritage, and would not be forced out by means of a cash reverse stock split or other transaction;

•	the estimated expense of a going private transaction; and

•
the fact that the reclassification transaction allows us to discontinue our reporting obligations with the SEC, while still allowing those shareholders receiving shares of Class A common stock, Class B common stock or Series A Preferred Stock to retain an equity interest in Southern Heritage at the same value per share as holders of common stock in the event of any sale of Southern Heritage.

Except for the effects described in the accompanying proxy statement, we do not expect the reclassification transaction to adversely affect our operations.

In the event the proposals to amend our charter and to reclassify our common stock are adopted and your shares are exchanged for Class A common stock, Class B common stock or Series A Preferred Stock:

•	you will receive no consideration for your shares of common stock when they are reclassified into shares of Class A common stock, Class B common stock or Series A Preferred Stock;

•	you will hold shares even less liquid than the shares you currently hold since there is no existing market for the Class A common stock, Class B common stock or Series A Preferred Stock;

•	you will receive a security with limited or no voting rights; and

•	all of our shareholders will lose the benefits of holding securities registered under Section 12 of Securities Exchange Act of 1934.

Dissenters’ rights are available to you under Tennessee law if you will be receiving shares of Class A common stock, Class B common stock or Series A Preferred Stock in the reclassification transaction. In order to exercise your dissenter’s rights and receive the fair value of your shares of common stock in cash:

•	You must not vote in favor of the proposals to amend our charter or to reclassify our common stock;

•
Before the vote is taken, you must deliver a written notice to us of your intent to demand payment for your shares if proposals to amend our charter and to reclassify our common stock are approved; your written notice must be delivered either in person or by mail (certified mail, return receipt requested, is the recommended form of transmittal) to Roger E. Jenne, Esq., our corporate secretary, at 3020 Keith Street, N.W., Cleveland, Tennessee 37320;

•
If you satisfy the requirements listed above, within ten (10) days after the approval by our shareholders of the charter amendments and the reclassification transaction, we will send you a dissenter's notice, which will include directions about where to send a payment demand, where and when the certificates for your shares must be deposited, and will include a form for demanding payment; the dissenter's notice we send to you will also set a date by which we must receive your payment demand, which date may not be fewer than one (1) nor more than two (2) months after the date we deliver the dissenter's notice to you;

•
You must execute and return the payment demand form to us, and deposit your share certificates in accordance with the terms of the dissenter's notice before the date specified in the dissenter's notice;

•
As soon as the charter amendments and reclassification transaction are effectuated, or upon receipt of your payment demand, whichever is later, we will pay you, if you have complied with the above requirements, the amount we estimate to be the fair value of your shares, plus accrued interest;

•
You may notify us in writing of your own estimate of the fair value of your shares and amount of interest due and either (1) demand payment of your estimate (less any payment previously made by us) or (2) reject our offer under Section 48-23-208 of the Tennessee Business Corporations Act and demand payment of the fair value of your shares and interest due, so long as the following conditions are met: (i) you believe that the amount we paid or offered is less than the fair value of your shares or that the interest due is incorrectly calculated; (ii) we fail to make payment for the shares within two (2) months after the date set for demanding payment; or (iii) we, having failed to effectuate the charter amendments and reclassification transaction, do not return the deposited share certificates within two (2) months after the date set for demanding payment. In order to demand payment, you must notify us of your demand in writing within one (1) month after we made or offered payment for your shares;

•
If you make a demand for payment which remains unsettled, we will commence a proceeding within two (2) months after receiving such payment demand and petition a court of competent jurisdiction to determine the fair value of your shares and accrued interest. If we do not commence the proceeding within the two-month period, we must pay you the amount you demanded. We will make all dissenters whose demands remain unsettled parties to the proceeding as in an action against their shares. Each dissenter made a party to the proceeding is entitled to judgment for either the amount, if any, by which the court finds the fair value of the dissenter's shares, plus accrued interest, exceeds the amount paid by us.

You must strictly comply with the above requirements in order to exercise your dissenter’s rights. Please read “- Dissenters' Rights” beginning on page 38 of the proxy statement in its entirety for complete disclosure on your dissenters’ rights. We have not yet determined the amount of cash we will offer our shareholders who exercise their dissenters’ rights. We plan to determine “fair value” by using an average of the range of the last known trade prices for our common stock over a one-year period. We believe that an average of the last known trade prices for our common stock will result in a higher value to our shareholders because this value has historically been higher than both our book value and the value of our stock using a multiple of earnings. Our board may also choose to rely on independent third parties to determine the “fair value” of our shares.

Our board of directors believes the terms of the reclassification transaction are fair and are in the best interest of our shareholders, and unanimously recommends that you vote “FOR” the proposals to amend our charter. We encourage you to read carefully the proxy statement and attached appendices.

Your vote is very important. Whether or not you plan to attend the special meeting, please complete, date, sign and return your proxy promptly in the enclosed envelope, which requires no postage if mailed in the United States. If you attend the special meeting, you may vote in person if you wish, even if you have previously returned your proxy.

On behalf of our board of directors, I would like to express our appreciation for your continued interest in the affairs of Southern Heritage.

Sincerely,

Roger E. Jenne, Esq., Secretary

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the amendments to our charter or the reclassification transaction, passed upon the merits or fairness of the amendments to our charter or the reclassification transaction or passed upon the adequacy or accuracy of the disclosure in this document. Any representation to the contrary is a criminal offense.

This proxy statement is dated ●, 2007, and is being mailed to shareholders on or about ●, 2007.

Southern Heritage Bancshares, Inc.
3020 Keith Street, N.W.
Cleveland, Tennessee 37320

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON ●, 2007

Notice is hereby given that a Special Meeting of Shareholders of Southern Heritage Bancshares, Inc. will be held at 10:00 a.m. Eastern Standard Time on ●, 2007, at Southern Heritage Bank, 3020 Keith Street, N.W., Cleveland, Tennessee 37320, for the following purposes:

1. Amendments to our Charter. To amend our charter to provide for the authorization of three new classes of Class A common stock, Class B common stock and Series A Preferred Stock.

2. Reclassification of Common Stock. To reclassify certain of our shares of existing common stock into Class A common stock, Class B common stock and Series A Preferred Stock for the purpose of discontinuing the registration of our common stock under the Securities Exchange Act of 1934.

Shareholders of record at the close of business on ●, 2007 are entitled to notice of and to vote at the Special Meeting of Shareholders and any adjournment or postponement of the Special Meeting of Shareholders. We will not use discretionary authority granted by proxies voting against matters #1 or #2 to adjourn the meeting in order to solicit additional votes and only those proxies (i) voting in favor of matters #1 and #2, (ii) abstaining from the vote, and (iii) which are unmarked will be voted for adjournment or postponement.

Dissenters' rights are available to you under Tennessee law if you will be receiving shares of Class A common stock, Class B common stock or Series A Preferred Stock in the reclassification transaction. Please see the section entitled “- Dissenters' Rights” beginning on page 38 of the accompanying proxy statement for a discussion of the availability of dissenters' rights and the procedures required to be followed to assert dissenters' rights in connection with the reclassification.

By order of the board of directors

Roger E. Jenne, Esq., Secretary

YOUR VOTE IS IMPORTANT

WHETHER YOU EXPECT TO ATTEND THE SPECIAL MEETING OR NOT, PLEASE
COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY
AS POSSIBLE IN THE ENCLOSED ENVELOPE.

i

SOUTHERN HERITAGE BANCSHARES, INC.
3020 KEITH STREET, N.W.
CLEVELAND, TENNESSEE 37320

PROXY STATEMENT
FOR SPECIAL MEETING OF SHAREHOLDERS

Your vote is very important. For this reason, the board of directors is requesting that if you are not able to attend the special meeting of shareholders, you allow your common stock to be represented at the meeting by the proxies named in the enclosed proxy card. This proxy statement and the form of proxy will be mailed to all of our shareholders on or about ●, 2007.

Southern Heritage Bancshares, Inc. (“Southern Heritage”) is a bank holding company for Southern Heritage Bank headquartered in Cleveland, Tennessee. We have tried to make this proxy statement simple and easy to understand. The Securities and Exchange Commission (SEC) encourages companies to use “plain English” and we will always try to communicate with you clearly and effectively. We will refer to Southern Heritage throughout as “we,” “us,” the “company” or “Southern Heritage.”

SUMMARY TERMS OF
THE RECLASSIFICATION TRANSACTION

QUESTIONS AND ANSWERS

Q:	What is the proposed reclassification transaction?

A:
We are proposing that our shareholders approve amendments to our charter which provide for the creation of Class A common stock and Class B common stock and the designation of Series A Preferred Stock, and the reclassification of shares of common stock held by holders of between 651 and 1,157 shares of common stock into shares of Class A common stock, holders of between 578 and 650 shares of common stock into shares of Class B common stock and holders of 577 or less shares of common stock into shares of Series A Preferred Stock on the basis of one share of Class A common stock, Class B common stock or Series A Preferred Stock for each share of common stock held by such shareholders.

Q:	What is the purpose of the proposed reclassification transaction?

A:
The purpose of the reclassification transaction is to allow us to terminate our SEC-reporting obligations (referred to as “going private”) by reducing the number of our record shareholders of common stock to less than 300, and by having under 500 record shareholders of each of our Class A common stock, Class B common stock and Series A Preferred Stock. This will allow us to terminate our registration under the Securities Exchange Act of 1934, as amended, and relieve us of the costs typically associated with the preparation and filing of public reports and other documents.

Q:	What is the recommendation of our board of directors regarding the proposal?

A:
Based on a careful review of the facts and circumstances relating to the reclassification transaction, our board of directors believes that the reclassification transaction and the terms and provisions of the reclassification transaction are substantively and procedurally fair to, and in the best interests of, our shareholders. Our board of directors unanimously approved the reclassification transaction, and recommends that you vote “FOR” approval of this matter at the special meeting. See “Reasons for the Reclassification Transaction; Fairness of the Reclassification Transaction; Board Recommendation” beginning on page 11.

Q:	What will I receive in the reclassification transaction?

A:

If, on record date, you are a shareholder with:	Effect:

1,158 or more shares of common stock:	you will continue to hold the same number of shares of common stock that you held before the reclassification transaction between 651 and 1,157 shares of common stock:
you will no longer hold shares of common stock, but rather, will hold a number of shares of Class A common stock equal to the same number of shares of common stock that you held before the reclassification transaction between 578 and 650 shares of common stock
you will no longer hold shares of common stock, but rather, will hold a number of shares of Class B common stock equal to the same number of shares of common stock that you held before the reclassification transaction

577 shares of common stock or less
You will no longer hold shares of common stock, but rather, will hold a number of shares of Series A Preferred Stock equal to the same number of shares of common stock that you held before the reclassification transaction

Q:	What are the terms of the Class A common stock, Class B common stock and Series A Preferred Stock?

A:	The following table sets forth the principal differences between our common stock and the Class A common stock, Class B common stock and Series A Preferred Stock:

	Common Stock	Class A Common Stock	Class B Common Stock	Series A Preferred Stock
Voting Rights	Entitled to vote on all matters for which shareholder approval is required pursuant to our governing documents, and under Tennessee law	Entitled to vote only on any merger, share exchange, sale of substantially all the assets, voluntary dissolution or as required by law	Only entitled to vote as may be required by law	Only entitled to vote as may be required by law, and in connection with the issuance of any stock having rights superior to the Series A Preferred Stock

Common Stock	Class A Common Stock	Class B Common Stock	Series A Preferred Stock

Dividends	If and when declared by our board of directors	3% premium on any dividends paid on our common stock	5% premium on any dividends paid on our common stock	10% premium on any dividends paid on our common stock

Liquidation Rights	Entitled to distribution of assets on same basis as holders of Class A common stock and Class B common stock	Entitled to distribution of assets on same basis as holders of common stock	Entitled to distribution of assets on same basis as holders of common stock	Entitled to distribution of assets (i) on same basis as holders of common stock, or (ii) equal to the book value of the common stock, whichever is greater

Conversion Rights	None	None	None	Convertible to common stock upon a change in control

For a complete description of the terms of the Class A common stock, Class B common stock and Series A Preferred Stock, including specific voting rights of the Class B common stock “as required by law,” please refer to “Class A common stock, Class B Common Stock and Series A Preferred Stock to be Issued in Reclassification Transaction” beginning on page 45.

Q:	When is the reclassification transaction expected to be completed?

A:
If the proposed reclassification transaction is approved at the special meeting, we expect to complete such reclassification transaction as soon as practicable following the special meeting. Although Tennessee law allows our board to abandon the proposed reclassification transaction after shareholder approval but prior to filing the amendment to our charter with the Tennessee Secretary of State, we have no plans to do so, and see no circumstances that would cause the board to abandon the reclassification transaction in the event it is approved by our shareholders.

Q:	What if the proposed reclassification transaction is not completed?

A:
It is possible that the proposed reclassification transaction will not be completed. The proposed reclassification transaction will not be completed if, for example, the holders of a majority of our outstanding common stock do not vote to adopt the reclassification transaction. If the reclassification transaction is not completed, we will continue our current operations, and we will continue to be subject to the reporting requirements of the SEC.

Q:	What will happen if, through negotiated trades, Southern Heritage gains additional security holders requiring SEC registration?

A:
If the number of shareholders of record for the common stock ever rises above 300 as of the last day of any fiscal year, then we will again be responsible for making filings in compliance with Section 15(d). If the holders of record for any class of our securities ever exceeds 500, then we will again become fully regulated under additional disclosure provisions of the Exchange Act as we are now.

Q:	Should I send in my stock certificates now?

A:
No. After the reclassification transaction is completed, we will send you written instructions for exchanging your stock certificates for shares of Class A common stock, Class B common stock or Series A Preferred Stock, and if you own 1,158 or more shares of common stock, for new stock certificates representing the common stock.

Q:	Do your directors and officers have different interests in the reclassification transaction?

A:
Possibly. You should be aware that our directors and executive officers have interests in the reclassification transaction that may present actual or potential, or the appearance of actual or potential, conflicts of interest in connection with the reclassification transaction.

Q:	Where can I find more information about Southern Heritage?

A:
We file periodic reports and other information with the SEC. You may read and copy this information at the SEC’s public reference facilities. Please call the SEC at 1-800-SEC-0330 for information about these facilities. This information is also available at the Internet site maintained by the SEC at http://www.sec.gov. For a more detailed description of the information available, please see “- Where You Can Find More Information” on page 57.

Q:	Who can help answer my questions?

A:
If you have questions about the reclassification transaction, or any other matter to be voted upon at the special meeting, after reading this proxy statement or need assistance in voting your shares, you should contact Steve Ledbetter, our Chief Financial Officer, at (423) 473-7980.

PROPOSALS 1 AND 2. AMENDMENTS TO OUR CHARTER
AND RECLASSIFICATION TRANSACTION

SPECIAL FACTORS

Overview of the Reclassification Transaction

This proxy statement is being furnished in connection with the solicitation of proxies by our board of directors at a special meeting at which our shareholders will be asked to consider and vote on a proposal to amend our charter. If approved, the amendments will provide for (a) the authorization of three new classes of stock entitled Class A common stock, Class B common stock and Series A Preferred Stock, and (b) the reclassification of shares of our common stock held by shareholders who own between 651 and 1,157 shares into shares of Class A common stock; shares of our common stock held by shareholders who own between 578 and 650 shares into shares of Class B common stock; and shares of our common stock held by shareholders who own 577 shares or less into shares of Series A Preferred Stock. The reclassification transaction will be made on the basis of one share of Class A common stock, Class B common stock or Series A Preferred Stock as described above for each share of common stock held.

Record shareholders holding 1,158 or more shares of common stock before the reclassification transaction will hold the same number of shares of common stock following the reclassification transaction, and record holders of less than 1,158 shares of common stock will no longer hold common stock in the company. We intend, immediately following the reclassification transaction, to terminate the registration of our shares of common stock under the Securities Exchange Act of 1934, as amended.

If approved by our shareholders at the special meeting and implemented by our board of directors, the reclassification transaction will generally affect our shareholders as follows:

IF, PRIOR TO THE TRANSACTION, YOU ARE A RECORD SHAREHOLDER WITH:	AFTER THE TRANSACTION:

1,158 or more shares:
your shares will no longer be eligible for public trading; although our shares are not actively traded currently, this means that brokers will no longer make a market in our common stock. Sales may continue to be made in privately negotiated transactions.

Between 651 and 1,157 shares
You will no longer hold shares of our common stock but, rather, will hold a number of shares of Class A common stock equal to the same number of shares of common stock that you held before the reclassification transaction. It is not anticipated that an active trading market for these shares will develop. Sales may be made in privately negotiated transactions.

Between 578 and 650 shares
You will no longer hold shares of our common stock but, rather, will hold a number of shares of Class B common stock equal to the same number of shares of common stock that you held before the reclassification transaction. It is not anticipated that an active trading market for these shares will develop. Sales may be made in privately negotiated transactions.

577 shares or less
You will no longer hold shares of our common stock but, rather, will hold a number of shares of Series A Preferred Stock equal to the same number of shares of common stock that you held before the reclassification transaction. It is not anticipated that an active trading market for these shares will develop. Sales may be made in privately negotiated transactions.

Common stock held in “street name” through a nominee (such as a bank or broker)
The reclassification transaction will be effected at the record shareholder level. Therefore, regardless of the number of beneficial holders or the number of shares held by each beneficial holder, shares held in “street name” will be subject to the reclassification transaction, and the beneficial holders who hold their shares in “street name” will be continuing shareholders with the same number of shares as before the reclassification transaction.

The effects of the reclassification transaction on each group of shareholders are described more fully below under “- Effects of the Reclassification Transaction on Shareholders of Southern Heritage” beginning on page 30 and the effects on the company are described more fully below under “- Effects of the Reclassification Transaction on Southern Heritage” beginning on page 26.

Background of the Reclassification Transaction

The company’s wholly-owned subsidiary, Southern Heritage Bank (the “Bank”), was formed as a state chartered bank in April 1999. The Bank was subject to the information requirements of the Exchange Act of 1934, as amended, and, in accordance with Section 12(i) thereof, was required to file reports and other financial information with the Federal Deposit Insurance Commission (FDIC). In May 2004, the shareholders of the Bank approved a plan of share exchange between Southern Heritage and the Bank whereby the shares of common stock of the Bank were exchanged, on a one for one basis, for shares of common stock in Southern Heritage. The exchange became effective on August 31, 2004, and, as a result, the Bank became a wholly-owned subsidiary of Southern Heritage. The company undertook the share exchange in order to take advantage of the benefits of being a bank holding company, which allow for more options in accessing capital. Because of the growth of the Bank and the need for additional capital, the re-structuring was necessary despite concerns of being subject to Sarbanes-Oxley and Section 404, which rules under Section 404 had not been finalized at the time of the company’s re-structuring.

After consummation of the share exchange between the Bank and Southern Heritage, the Bank was no longer required to file reports with the FDIC; instead, Southern Heritage was required to become a publicly reporting company with the Securities and Exchange Commission (SEC) because it had more than 500 stockholders of record. The company filed a Form 8-K as the initial report with the SEC and as notice that the company was the successor issuer to the Bank under Rule 12g-3 of the Exchange Act. Pursuant to Rule 12g-3, the common stock of the company was deemed to be registered under Section 12(g) of the Exchange Act. As a result, the company became subject to the information requirements of the Exchange Act and the rules and regulations promulgated thereunder, and, in accordance therewith, was then required to file reports, proxy statements and other information with the SEC.

From 2004 until the fiscal year ended December 31, 2006, Southern Heritage qualified as a “small business issuer” under SEC regulations. As a “small business issuer,” Southern Heritage was required to prepare and file with the SEC, among other items, the following small business issuer filings:

•	Annual Reports on Form 10-KSB;

•	Quarterly Reports on Form 10-QSB;

•	Proxy Statements and related materials as required by Regulation 14A under the Securities Exchange Act; and

•	Current Reports on Form 8-KSB.

In the summer of 2004, the company engaged Professional Bank Services (PBS) to assist the company in testing internal controls and procedures for financial reporting. The company engaged PBS in anticipation of the implementation of Section 404 of the Sarbanes-Oxley Act, which would require, in part, that the company prepare an annual report to assess the effectiveness of its internal control structure and procedures for financial reporting. In early 2005 the board of directors of the company approved the formation of a Sarbanes-Oxley steering committee and a disclosure committee. These committees were charged with ensuring compliance with Section 404 of the Sarbanes-Oxley Act, including but not limited to evaluation of any deficiencies identified in internal controls, determination of whether any identified deficiencies in internal controls were significant or resulted in a material weakness, and assessment of the effectiveness of the testing strategy utilized to achieve compliance with the provisions of the Sarbanes-Oxley Act. During 2005 and 2006, the Board and management continued to have discussions on ways to manage the costs of being a public company but did not specifically discuss going private or any other transaction during this time. The Board decided to delay taking any action on ways to manage the costs of being a public company pending the implementation of the final rules under Section 404. In December 2006 the SEC delayed the implementation of the provision in Section 404 that requires us to prepare a report on our internal controls over financial reporting until the fiscal year ending December 31, 2007. However, the time and costs that were being required to comply with Section 404 caused management concern because resources were being taken away and would continue to be taken away from bank operations in order to address compliance issues. Management was even more concerned about potential problems and delays once the provision in Section 404 that required the company’s public auditors to attest to the assessment by management was implemented at the end of 2008.

At the end of fiscal year 2006, the company’s market capitalization had exceeded $25 million for the prior two years, and, thus, we were no longer eligible to use the small business issuer regulations. Beginning in 2007, because we were no longer eligible to use the small business issuer regulations to prepare our periodic reports, we are now required to comply with the more rigorous and comprehensive SEC regulations for regular issuers. As the costs to comply with our SEC reporting obligations have continued to rise, the administrative burden and financial costs of preparing these reports has also increased. In the fall of 2006, in anticipation of losing status as a small business issuer and because of the requirements under Section 404 of the Sarbanes-Oxley Act, management began to think of ways to reduce the costs of being an SEC reporting company. Also, in August 2006 management became aware of another bank holding company located in Tennessee which had become a non-SEC reporting company by reducing its number of record shareholders of common stock to below 300 in order to terminate its periodic reporting obligations to the SEC. Management then began to discuss this same strategy for the company since this other Tennessee bank holding company had successfully completed deregistration with the SEC. At the beginning of 2007, when the periodic reporting obligations became even more onerous for that year because Southern Heritage was no longer eligible to use the small business issuer regulations, management began working to effectuate a means of terminating our periodic reporting obligations with the SEC.

At a meeting of our audit committee held on May 14, 2007, PBS gave a presentation to the committee regarding the delay in the auditor attestations under Section 404 of Sarbanes-Oxley. However, PBS did report that in 2008 the company’s auditors, Crowe Chizek & Company, LLC (“Crowe Chizek”), would conduct their own testing over internal controls. This information caused management concern due to previous issues with Crowe Chizek. In particular, in connection with Crowe Chizek’s audit of the company’s consolidated financial statements for the fiscal year ended 2006, Crowe Chizek submitted a draft report to management and the audit committee on April 12, 2007 stating that a combination of control deficiencies and financial reporting errors amounted to a material weakness in internal controls over financial reporting.  Crowe Chizek submitted its final report on April 20, 2007 (the “Report”).  Management, in turn, thoroughly reviewed the draft and final reports and its findings and did not concur that a material weakness existed.  Nonetheless, management agreed to review the matters presented by Crowe Chizek in the Report and to respond to the deficiencies raised in the Report.

At the annual board of directors meeting held on May 17, 2007, management reported to the board of directors on the status of compliance with Section 404, as well as ongoing discussions with Crowe Chizek about the issues raised in the Report described above. Management reported on the costs and administrative burdens associated with being a public company and that the company receives little benefit in being a public company. In particular, earnings are sufficient to support our growth without accessing public market and there is little trading volume with our common stock. Our board of directors discussed these burdens and costs and lack of benefits, and it became clear that the recurring expense and burden of our SEC-reporting requirements are not cost efficient and that becoming a non-SEC reporting company would allow us to avoid these costs and expenses. Our board concluded that the benefits of being an SEC-reporting company are substantially outweighed by the burden on management and the expense related to the SEC reporting obligations. As a result of the board's conclusions, our board directed that management explore ways for the company to cease being an SEC reporting company. Management reported that counsel to Southern Heritage would present information on ways to cease being a public company and the next executive committee meeting, and all board members were invited to attend this committee meeting.

At a meeting of our executive committee held on May 29, 2007, a report was given by management and our legal counsel, at which the burdens and costs associated with being a public company and ways to better manage our large shareholder base and thinly traded common stock were further discussed. In this meeting, counsel explained the procedure for reducing our number of record holders of common stock to below 300. Our executive committee had substantial discussions regarding the costs associated with going private and the ongoing costs of remaining an SEC-reporting company. The committee also discussed alternatives to a stock reclassification, including a tender offer, a stock repurchase on the open market or a reverse stock split whereby shareholder owning less than a certain number of shares would be “cashed out.” The approximate cost to cash-out enough holders of our common stock to bring the number of our record holders to below 300 would be approximately $10.3 million (the purchase of about 279,150 shares of common stock at $36.29 per share, which is the average of a range of known trade prices for our common stock for the nine months ended September 30, 2007). The committee, however, preferred a reclassification because a “cash out” was cost prohibitive and a reclassification allowed our existing shareholders to maintain an equity position in the company. An equity position in the company would allow the shareholders to participate and share in any profits should a sale of the company occur. Being a locally owned community bank, the primary focus of our shareholder base is the eventual return on investment by means of a sale or merger rather than a liquid market for the purchase and sale of individual shares of our common stock. At this meeting, the board also considered the potential negative consequences of this transaction to our shareholders, and in particular, the shareholders who would be reclassified into Class A common stock and Class B common stock (which were the only classes of stock into which the common stock was to be reclassified at the time). However, the board felt that although our shareholders will lose the benefits of holding publicly registered stock and the Class A common stock and Class B common stock will additionally lose their voting rights (except under certain circumstances), the board concluded that benefit of the reclassification transaction would still allow the Class A common stock and Class B common stock to maintain an equity position in the company. Even with the reduced liquidity and no trading market for our common stock, our board believes maintaining an equity ownership in the company will be beneficial because of the value a stockholder may receive for its stock in any future merger or sale of the company. After this discussion, the committee instructed management and counsel to proceed with reclassifying our shares of common stock in order to no longer be a publicly reporting company. The committee’s decision was based on:

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the administrative burden and expense of making our periodic filings with the SEC, particularly since the company is no longer eligible to use the “small business issuer” regulations, which include, in part, the following: (1) non-small business issuers are subject to much more comprehensive financial information disclosure requirements than small business issuers; (2) small business issuers are subject to more streamlined Management’s Discussion and Analysis disclosure requirements than other issuers, such as only needing to provide two years of analysis if the issuer is only presenting two years of financial statements as opposed to the three years of analysis required of other issuers; (3) small business issuers need not provide a Compensation Discussion and Analysis disclosure in their filings; (4) small business issuers are allowed to omit four of the seven compensation tables that are required in non-small business issuer filings; and (5) small business issuers do not have to include a performance graph in their annual report to shareholders while non-small business issuers do;

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operating as a non-SEC reporting company will reduce the burden on our management that arises from the increasingly stringent SEC reporting requirements, which include, in part, compliance with (i) Section 302 of Sarbanes-Oxley, which requires (a) both the CEO and CFO to certify that each has reviewed the filed report, that the report contains no untrue statement of material fact or an omission to state a material fact, and that the financial statements and other financial information in the report fairly present the financial condition of the issuer and (b) both the CEO and CFO to also be responsible for establishing and maintaining internal controls, and in the certification, these officers must certify that each has evaluated the effectiveness of the issuer's internal controls, that they have designed the internal controls in such a way as to ensure that material information relating to the issuer will be brought to the attention of these officers during the period for which the report is being issued, and that they have included their conclusions about the effectiveness of the internal controls in their report; and (ii) Section 407 of Sarbanes Oxley, which requires the issuer's audit committee must contain at least one member who is a financial expert as defined by the SEC, and if it does not, it must disclose why not. Thus, as a non-SEC reporting company that will not have to expend time and money on compliance matters, our management will be able to focus more of its attention on our customers and the community in which we operate;

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management will have increased flexibility to consider and initiate actions such as a merger or sale of the company without having to file a preliminary proxy statement with the SEC and otherwise comply with Regulation 14A of the Securities Exchange Act, which actions may produce long-term benefits and growth for our shareholders;

•	the low trading volume of our common stock and the resulting lack of an active market for our shareholders;

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the fact that a going-private transaction could be structured in a manner that all shareholders would still retain an equity interest in the company, and would not be forced out by means of a cash reverse stock split or other transaction;

•	the estimated expense of a going private transaction; and

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the reclassification transaction proposal allows us to discontinue our reporting obligations with the SEC, while still allowing those shareholders receiving shares of Class A common stock or Class B common stock to retain an equity interest in Southern Heritage at the same value per share as holders of common stock in the event of any sale of Southern Heritage.

At a regular meeting of the board of directors held on July 19, 2007, our management updated the board on the company's efforts to cease being a publicly reporting company. The board discussed the possibility of forming an independent special committee to evaluate the reclassification transaction; however, the board believed that the fact that our board would be treated the same as the other shareholders and that no consideration had been given to the share cutoff number relative to the share ownership of the board members, a special committee for the reclassification transaction was not needed. The board’s determination that no special consideration was given to the share cut-off number relative to the board members’ ownership in the company is evidenced by the fact that Messrs. Hays, Jenne, Kyle, McDaniel and Williams will also receive Series A Preferred Stock and Class B Common Stock, as the case may be, in addition to retention of a portion of their common stock, due to how their shares of common stock are held of record. The board also discussed requiring approval of the transaction by a majority of unaffiliated shareholders and considered the fact that the interests of the shareholders receiving shares of Class A common stock, or Class B common stock are different from the interests of the shareholders continuing to own common stock and may create actual or potential conflicts of interest in connection with the reclassification transaction. However, because affiliated shareholders were not being afforded any special consideration with respect to the share cut-off number in the reclassification transaction, the board believed a special vote was not necessary. Various alternative methods to achieve Southern Heritage becoming a non-SEC reporting company were discussed, including a reverse stock split. Another method consisted of issuing “trust preferred securities” and using the proceeds to buy out a large enough number of existing shareholders to reach the desired level. Trust preferred securities are a vehicle for a bank holding company to raise regulatory capital without reducing existing shareholder’s ownership interests.  The securities are treated as debt for tax purposes, but count as Tier I capital, within limits, for bank regulatory purposes. In essence, an issuance of trust preferred securities is a borrowing since the payment of interest on trust preferred securities is generally deductible for tax purposes. Management felt both of these methods were not fair to small shareholders who would be forced out of an ownership position in the company. The division of stock into multiple classes appealed to management because all existing shareholders would continue to own shares in the company. Once the possibility of utilizing separate stock classes was explored, it was determined by both management and our board of directors to continue to proceed with the reclassification transaction.

In October 2007, management and counsel considered reclassifying the common stock into Class A common stock, Class B common stock and Series A Preferred Stock. We considered the reclassification of the common stock into Class A common stock, Class B common stock and Series A Preferred Stock, because, although the reclassification of our common stock into Class A common stock and Class B common stock, as initially considered, would result in less than 300 holders of record of our common stock, in the event that certain stock options were exercised, our number of holders of record of common stock could rise above 300. At such time, legal counsel instructed management that if the number of shareholders of record for the common stock ever rises above 300 as of the last day of any fiscal year, then we will again be responsible for making filings in compliance with Section 15(d), and subject to the costs and administrative burdens of filing periodic reports with the SEC. At that time, management decided it would be in the best interests of the shareholders to reclassify the common stock into Class A common stock, Class B common stock and Series A Preferred Stock in order to minimize the likelihood we would go over the threshold amounts again.

On October 18, 2007, at a meeting, our board of directors unanimously approved the amendment to our charter to authorize shares of Class A common stock and Class B common stock and to reclassify our outstanding shares of common stock as follows: (i) shareholders holding 1,158 shares of common stock and up will continue to be classified as holders of common stock; (ii) shareholders of common stock holding 651 to 1,157 shares will be classified as holders of Class A common stock; (iii) shareholders of common stock holding 578 to 650 shares will be classified as holders of Class B Common Stock; and (iv) shareholders of common stock holding 577 shares or less will be classified as holders of Series A Preferred Stock.  The approval of the amendments to our charter and the reclassification transaction, including the issuance of Series A Preferred Stock, was based upon the factors discussed above.

Reasons for the Reclassification Transaction; Fairness of the Reclassification Transaction; Board Recommendation

Reasons for the Reclassification Transaction

We were required to register with the SEC in August 2004 because we completed a share exchange with the Bank and became subject to the SEC. As a locally owned community bank whose shares are not listed on any exchange or traded on any quotation system, we have struggled to maintain the costs associated with being a public company, while not enjoying many of the benefits associated with being a public company. In addition, in 2003, the SEC proposed rules to implement Section 404 of the amendments to the Securities Exchange Act of 1934 made by the Sarbanes-Oxley Act of 2002. The initial reaction to the proposal by the banking industry was that compliance with Section 404 would greatly increase out-of-pocket compliance costs, as well as the time of management, for community banks. The banking industry became concerned about these rules, and began to look for ways to reduce the burdens imposed, while still providing the necessary disclosures that the public and the bank regulators demanded from the industry. In 2005, the bank regulators began highlighting these burdens, especially as they would apply to community banks.

In August 2006, management became aware of another community bank in Tennessee had reclassified its common stock as a means to deregister its securities. Management then began to discuss the possibility of the company likewise reclassifying its common stock to deregister its securities since this other Tennessee bank holding company had successfully completed deregistration with the SEC. At the end of fiscal year 2006, our market capitalization had exceeded $25 million for the prior two years, and, thus, we were no longer eligible to use the small business issuer regulations. Beginning in 2007, because we were no longer eligible to use the small business issuer regulations to prepare our periodic reports, we now must comply with the more rigorous and comprehensive SEC regulations for regular issuers. In addition, under the current rules implemented under Section 404, for our annual report on Form 10-K for the year ending December 31, 2007, we will be required to prepare and provide a report of management on our internal controls over financial reporting. The time and resources it will take to comply with the new Section 404 requirements, as well as the more comprehensive disclosure requirements now that we are ineligible to use the “small business regulations,” far outweigh the benefits we receive from being a public company. In the summer of 2007, based upon (i) the increased burden due to not being able to utilize the small business issuer regulations any longer, as described above; (ii) the new requirements that will be applicable to us next year under Section 404 of the Sarbanes-Oxley Act; and (iii) our review of transactions by other community banks, which have since been approved by the shareholders of public companies after their proxy statements received SEC review, we began to pursue the currently proposed reclassification transaction. We are undertaking the reclassification transaction at this time to end our SEC reporting obligations in order to save the company and our shareholders the substantial costs associated with being a reporting company, and these costs are only expected to increase over time.

The specific factors considered in electing at this time to undertake the reclassification transaction and become a non-SEC reporting company are as follows:

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We estimate that we will eliminate costs and avoid immediately anticipated future costs of approximately $94,000 annually by eliminating the requirement to make periodic reports and reducing the expenses of shareholder communications. These expenses include legal expenses ($20,000), accounting expenses related to filing our periodic reports ($30,000), printing and postage ($8,000), and software and data processing ($11,000), necessitated by a large group of shareholders that hold a small interest in the outstanding shares of common stock. We will also realize cost savings by avoiding the need to add additional staff and from reduced staff and management time ($25,000) spent on reporting and securities law compliance matters. Although we plan to have our financial statements audited going forward and will prepare an annual report for our shareholders, we expect these costs to be approximately $55,000 per year, which is substantially less than our current costs of $85,000 per year. These savings relate to the elimination of the review by our auditors of our quarterly and annual reports to the SEC. In addition to these annual costs enumerated above, which we expect to increase over time, we estimate saving approximately $125,000 of one time costs associated with implementing the requirements of the Sarbanes-Oxley Act of 2002, which costs would consist principally of our external audit under Section 404 of Sarbanes-Oxley Act, hiring a consultant to assist with Section 404 compliance and the internal cost of our staff’s time associated with compliance with Section 404;

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We believe that, as a result of the recent disclosure and procedural requirements resulting from the Sarbanes-Oxley Act, the legal, accounting and administrative expense, and diversion of our board of directors, management and staff effort necessary to continue as an SEC-reporting company will continue to increase, without a commensurate benefit to our shareholders. We expect to continue to provide our shareholders with company financial information by disseminating our annual reports, but, as noted above, the costs associated with these reports are substantially less than those we incur currently;

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In our board of directors’ judgment, little or no justification exists for the continuing direct and indirect costs of registration with the SEC, which costs have recently increased as a result of heightened government oversight under Sarbanes-Oxley, given the low trading volume in our common stock and given that our earnings are sufficient to support growth and we therefore do not depend on raising capital in the public market, and do not expect to do so in the near future. If it becomes necessary to raise additional capital, we believe that there are adequate sources of additional capital available, whether through borrowing at the holding company level or through private or institutional sales of equity or debt securities, although we recognize that there can be no assurance that we will be able to raise additional capital when required, or that the cost of additional capital will be attractive;

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Operating as a non-SEC reporting company will reduce the burden on our management that arises from the increasingly stringent SEC reporting requirements, which include, in part, compliance with (i) Section 302 of Sarbanes-Oxley, which requires (a) both the CEO and CFO to certify that each has reviewed the filed report, that the report contains no untrue statement of material fact or an omission to state a material fact, and that the financial statements and other financial information in the report fairly present the financial condition of the issuer and (b) the CEO and CFO to also be responsible for establishing and maintaining internal controls, and in the certification, these officers must certify that each has evaluated the effectiveness of the issuer's internal controls, that they have designed the internal controls in such a way as to ensure that material information relating to the issuer will be brought to the attention of these officers during the period for which the report is being issued, and that they have included their conclusions about the effectiveness of the internal controls in their report; and (ii) Section 407 of Sarbanes Oxley, which requires the issuer's audit committee must contain at least one member who is a financial expert as defined by the SEC, and if it does not, it must disclose why not. Thus, as a non-SEC reporting company that will not have to expend time and money on compliance matters, our management will be able to focus more of its attention on our customers and the community in which we operate;

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Operating as a non-SEC reporting company will increase management’s flexibility to consider and initiate actions such as a merger or sale of the company without having to file a preliminary proxy statement with the SEC and otherwise comply with Regulation 14A of the Securities Exchange Act, which actions may produce future benefits and growth;

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The reclassification transaction proposal allows us to discontinue our reporting obligations with the SEC, and allows those shareholders receiving shares of Class A common stock, Class B common stock or Series A Preferred Stock to still retain an equity interest in Southern Heritage and therefore participate at the same value per share as holders of common stock in the event of any sale of Southern Heritage; and

•	Completing the reclassification transaction at this time will allow us to begin to realize the cost savings, and will allow our management to redirect its focus to our customers and communities.

We considered that some shareholders may prefer that we continue as an SEC-reporting company, which is a factor weighing against the reclassification transaction. However, we believe that the disadvantages of remaining a public company subject to the registration and reporting requirements of the SEC outweigh any advantages. Historically, our shares of common stock have been inactively traded. For example, for the nine months ended September 30, 2007, only 48,227 or approximately 2.5%, of our outstanding shares of common stock were traded. Also, we have no present intention to raise capital through sales of securities in a public offering in the future or to acquire other business entities using stock as the consideration for such acquisition. Accordingly, we are not likely to make use of any advantage that our status as an SEC-reporting company may offer.

Other than the cost savings and other benefits associated with becoming a non-SEC reporting company, as outlined above, we do not have any other purpose for engaging in the reclassification transaction at this particular time.

In view of the wide variety of factors considered in connection with its evaluation of the reclassification transaction, our board of directors did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the specific factors it considered in reaching its determinations. As a general matter, however, the board of directors weighed the tangible economic value of the percentage increase in dividend rights associated with the Class A common stock, Class B common stock and Series A Preferred Stock against the corresponding decreases in voting rights with respect to the Class A common stock, Class B common stock and Series A Preferred Stock, and determined in its good faith judgment that a 3%, 5% and 10% increase in economic benefits was a fair exchange for the corresponding decreases in voting rights associated with the Class A common stock, Class B common stock and Series A Preferred Stock, respectively, and, therefore, that the transaction was fair to all unaffiliated holders.

The reclassification transaction, if completed, will have different effects on the holders of common stock and those receiving shares of Class A common stock, Class B common stock or Series A Preferred Stock. You should read “- Our Position as to the Fairness of the Reclassification Transaction” beginning on page 14 and “- Effects of the Reclassification Transaction on Shareholders of Southern Heritage” beginning on page 30 for more information regarding these effects of the reclassification transaction.

We considered the following alternative transactions in order to accomplish the proposed transaction: a tender offer, a stock repurchase on the open market or a reverse stock split whereby shareholder owning less than a certain number of shares would be “cashed out”. Ultimately, however, we elected to proceed with the reclassification transaction because the alternatives would be more costly, might not have reduced the number of shareholders below 300 and would not allow all shareholders to retain an equity interest in Southern Heritage. We have not sought, and have not received, any proposals from third parties for any business combination transactions, such as a merger, consolidation or sale of all or substantially all of our assets. Our board did not seek any such proposals because these types of transactions are inconsistent with the narrower purpose of the proposed transaction, which is to discontinue our SEC reporting obligations. Our board believes that by implementing a deregistration transaction, our management will be better positioned to focus its attention on our customers and the communities in which we operate, and expenses will be reduced. See “- Purpose and Structure of the Reclassification Transaction” beginning on page 25 for further information as to why this reclassification transaction structure was chosen.

The board is currently not contemplating engaging in any merger or sale of the company.

Our Position as to the Fairness of the Reclassification Transaction

Based on a careful review of the facts and circumstances relating to the reclassification transaction, our board of directors believes that the “going private” transaction (i.e., the Rule 13e-3 transaction), including all the terms and provisions of the reclassification transaction, are substantively and procedurally fair to our unaffiliated shareholders. Our board of directors unanimously approved the reclassification transaction and has recommended that our shareholders vote “For” the reclassification transaction.

Substantive Fairness

In concluding that the terms and conditions of the Rule 13e-3 transaction and the reclassification transaction are substantively fair to unaffiliated shareholders, our board of directors considered a number of factors, all of which are described below. In its consideration of both the procedural and substantive fairness of the transaction, our board considered the potential effect of the transaction as it relates to all shareholders generally, to shareholders receiving Class A common stock, Class B common stock or Series A Preferred Stock and to shareholders continuing to own shares of common stock. See “- Effects of the Reclassification Transaction on Shareholders of Southern Heritage” beginning on page 30.

The factors that our board of directors considered positive for all shareholders, including both those that will continue to hold common stock as well as those will have their shares converted into Class A common stock, Class B common stock or Series A Preferred Stock, included the following:

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our common stock trades infrequently, with only 42 reported trades occurring within the nine month period ended September 30, 2007, involving only 48,227 shares, or approximately 2.5%, of our outstanding common stock, a volume that our board felt did not provide our shareholders with sufficient opportunity to easily obtain cash for their shares. Thus, the board believed that the reclassification would not materially affect the liquidity of the shares to be exchanged by those existing common stockholders who will receive Class A or Class B Common Stock or Series A Preferred Stock because there is not a market for the common stock in the first place. In the event you elect to dissent from the reclassification, as fully described beginning on page 38, this event will allow you to obtain the “fair value” of your shares in cash;

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our smaller shareholders who prefer to remain as holders of common stock of the company, despite the board’s recommendation, may elect to do so by acquiring sufficient shares so that they hold at least 1,158 shares of common stock in their own names immediately prior to the reclassification transaction. The price to purchase 1,158 shares (using a price of $36.29 per share, which is the average of the range of the last known trades for our common stock for the nine months ended September 30, 2007) is about $42,000; provided, however, that the actual cost to acquire a total of 1,158 shares would be less due to the fact that a shareholder would already own some shares. However, it may be difficult to acquire a sufficient number of shares of our common stock due to its illiquidity. While the board considered the difficulty in acquiring a sufficient number of shares of common stock to obtain the necessary threshold to be a negative factor due to the illiquidity of such stock, management plans to assist any stockholders wishing to buy or sell common stock by putting together any buyers or sellers of which management may be aware. In particular, you may contact Virginia Kibble at (423) 473-7980 and let her know if you want to buy or sell common stock in order to meet any requisite threshold for owning a particular class or series of stock. If the Company is aware or becomes aware of a buyer or seller, as the case may be, you will be given contact information for that buyer or seller, as the case may be. Further, while the Board considered the common stock’s illiquidity to be a factor that could hamper a buyer or seller, the Company’s offer to assist buyers and sellers, combined with a holder’s right to dissent from the reclassification and receive cash in exchange for his common stock, afforded sufficient liquidity for the Board to consider the reclassification fair to all of our unaffiliated holders.

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beneficial owners who hold their shares in “street name,” who would receive shares of Class A common stock, Class B common stock or Series A Preferred Stock if they were record owners instead of beneficial owners, and who wish to receive shares of Class A common stock, Class B common stock or Series A Preferred Stock as if they were record owners instead of beneficial owners, can work with their broker or nominee to transfer their shares into a record account in their own name so that they receive shares of Class A common stock, Class B common stock or Series A Preferred Stock;

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shareholders receive limited benefit from our being an SEC-reporting company because of our small size, the lack of analyst coverage and the very limited trading of our common stock compared to the costs associated with the disclosure and procedural requirements of Sarbanes-Oxley Act, in addition to the legal, accounting and administrative costs in being a public company; accordingly we believe that the costs to our shareholders of being a public company are not commensurate with the benefits to our shareholders of being a public company; and

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all shareholders will realize the potential benefits of termination of registration of our common stock, including reduced expenses as a result of no longer needing to comply with SEC reporting requirements.

In addition to the positive factors applicable to all of our shareholders set forth above, the factors that our board of directors considered positive for those shareholders receiving Class A common stock, Class B common stock or Series A Preferred Stock included:

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they would continue to have an equity interest in Southern Heritage and therefore participate in any future value from potential growth of the company which would be received as a result of any sale of the company at the same value per share as holders of common stock;

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the holders would receive a premium in the payment of any dividends by the company, and over the past three years the board has declared three stock dividends, which the board considered a positive factor. The reason that the dividends over the last three years were in the form of a stock dividend was due to the company’s desire to retain capital because of the rapid growth of the Bank. The Bank opened in April 1999 with $10.2 million in capital, and, as of September 30, 2007, had total assets of $217 million and capital of $16.2 million. The company recognized that a stock dividend would reduce the earnings per share somewhat but that the pro rata ownership in the Bank would remain the same. It is management’s belief, however, that any future dividends will most likely be in the form of cash due to the slow down in growth of the Bank. The company had total assets of $218 million at December 31, 2006 with $17 million in capital. There can be no guarantee, however, that the company will issue any dividends, either in the form of stock or cash, and the company will report a loss on a consolidated basis for the fiscal year ending December 31, 2007 due to a loan problem that required a substantial increase in our loan loss provision for the year; and

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no brokerage or other transaction costs are to be incurred by them in connection with the reclassification of their shares of common stock into Class A common stock, Class B common stock or Series A Preferred Stock.

Our board considered each of the foregoing factors to weigh in favor of the substantive fairness of the reclassification transaction to all of our shareholders, whether they are shareholders continuing to hold common stock or shareholders having their shares of common stock converted into Class A common stock, Class B common stock or Series A Preferred Stock.

In concluding that the terms and conditions of the Rule 13e-3 transaction and the reclassification transaction are substantively fair to unaffiliated holders of each class, our board of directors further considered the fact that the holders of the common stock are being offered multiple forms of consideration in connection with the reclassification transaction, and our board believes that the transaction is fair to all holders, regardless of which class of stock the holders will receive in connection with the reclassification transaction. Specifically, the board considered the following factors when making its determination that the reclassification transaction is substantively fair to the unaffiliated holders of each class:

Holders of Common Stock :
The board believes the reclassification transaction is fair to those holders who will continue to hold shares of common stock following the reclassification transaction, because, while the holders of the common stock will not be entitled to any dividend premium, the holders of the common stock will be entitled to voting rights which exceed the voting rights of the holders of the Class A common stock, Class B common stock and Series A Preferred Stock.

Holders of Class A Common Stock:
The board believes the reclassification transaction is fair to those holders who will receive shares of Class A common stock following the reclassification transaction because, while the holders of the Class A common stock will not be entitled to a dividend premium over the holders of the Class B common stock and Series A Preferred Stock, the holders of the Class A common stock will have voting rights which exceed the voting rights of the Class B common stock and the Series A Preferred Stock. In addition, although the holders of the Class A common stock will have fewer voting rights than the holders of the common stock, the holders of the Class A common stock will be entitled to a dividend premium over the holders of the common stock.

Holders of Class B Common Stock:
The board believes the reclassification transaction is fair to those holders who will receive shares of Class B common stock following the reclassification transaction, because, while the holders of the Class B common stock will have fewer voting rights than the holders of the common stock and Class A common stock, the holders of the Class B common stock will be entitled to a dividend premium over the holders of the common stock and the Class A common stock. In addition, although the holders of the Class B common stock will not have a dividend premium over the holders of the Series A Preferred Stock, the holders of the Class B common stock represent a larger group of shareholders than the holders of the Series A Preferred Stock, and therefore, as a group, have greater voting power with respect to those matters on which they are entitled to vote.

Holders of Series A Preferred Stock:
The board believes the reclassification transaction is fair to those holders who will receive shares of Series A Preferred Stock following the reclassification transaction because, while the holders of the Series A Preferred Stock will have fewer voting rights than the holders of the common stock and Class A common stock, the holders of the Series A Preferred Stock will be entitled to a dividend premium over the holders of the common stock and the Class A common stock. The holders of Series A Preferred Stock will also have a liquidation preference over other shares of stock in the Company, provided, however, this characteristic was not a material factor in the Board’s determination of fairness of the re-classification transaction to the Series A Preferred Stockholders because the liquidation of the Bank, and thus the Company, is improbable.

Our board is aware of, and has considered, the impact of certain potentially countervailing factors on the substantive fairness of the reclassification transaction to our shareholders receiving Class A common stock, Class B common stock or Series A Preferred Stock. In particular, the factors that our board of directors considered as potentially negative for those shareholders receiving Class A common stock, Class B common stock or Series A Preferred Stock included:

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they will be required to surrender their shares involuntarily in exchange for the Class A common stock, Class B common stock or Series A Preferred Stock, although they will still have the opportunity to participate in any future growth and earnings of the company in the event the board declares dividends on the company’s stock or in the event of a sale of the company. In addition, such shareholders have the opportunity to liquidate their shares of common stock through the exercise of dissenters’ rights; and

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they will lose voting rights except in certain limited situations, which loss may result in making these shares of Class A common stock, Class B common stock or Series A Preferred Stock less valuable; although the board considered the potential loss in value, the board took into account the fact that the premium on the dividends for the Class A common stock, Class B common stock and Series A Preferred Stock may have the countervailing effect of making this stock more valuable.

The factors that our board of directors considered as potentially negative for all shareholders included:

•
following the reclassification transaction, you will have restrictions on your ability to transfer your shares of our common stock and Class A common stock, Class B common stock or Series A Preferred Stock because our shares will be tradable only in privately-negotiated transactions, and there will not be a public market for our common stock or Class A common stock, Class B common stock or Series A Preferred Stock, although, based on the historically low trading volume for the common stock, this factor is expected to have a limited impact;

•	because of the illiquidity of your stock, you will not be able to easily liquidate your investment in the company and will have to share in any potential future losses in the company’s value;

•
you will have reduced access to our financial information once we are no longer an SEC-reporting company, although we do intend to continue to provide all shareholders with our annual reports and periodic information (e.g., shareholder letters which would include information updating our financial performance and any other news affecting Southern Heritage, such as new offices, acquisitions, economic updates or new product offerings); and

•
you will lose certain statutory safeguards since we will no longer be subject to the requirements of the Sarbanes-Oxley Act, which require our CEO & CFO to certify as to our financial statements and internal controls over financial reporting and as to the accuracy of our reports filed with the SEC;

•
you will lose certain protections currently provided under the Securities Exchange Act of 1934, as amended, such as limitations on short-swing transactions by executive officers and directors under Section 16 of the Securities Exchange Act of 1934, as amended.

Our board of directors believes that these potentially countervailing factors did not, individually or in the aggregate, outweigh the overall substantive fairness of the reclassification transaction to our shareholders and that the foregoing factors are outweighed by the positive factors previously described.

Our board of directors believes that the exchange of one share of common stock for one share of Class A common stock, one share of Class B common stock or one share of Series A Preferred Stock, depending on the number of shares of common stock held prior to the reclassification transaction, is fair to our unaffiliated shareholders. In concluding that the one-for-one exchange ratio is fair to our unaffiliated shareholders, our board of directors considered the following factors:

•
With respect to the value placed on voting rights, the board believes that the difference in value created from the reclassification transaction between the common stock with voting rights and the Class A common stock, Class B common stock and Series A Preferred Stock without voting rights or with limited voting rights is not significantly material because the holders of common stock whose shares would be converted into Class A common stock, Class B common stock or Series A Preferred Stock in the reclassification transaction currently own only about 34.52% of the outstanding shares of common stock and voting rights. Because most actions requiring stockholder consent provide that a majority of common stock must approve the matter, those holders of 34.52% of the common stock would not be able to control the outcome of a vote by themselves (without at least 16% of the holders of the common stock joining the vote). Because these stockholders do not hold a majority of the company’s outstanding stock, their ability to control any vote on matters brought before the stockholders is limited. Conversely, the holders of our common stock whose shares will remain shares of common stock following the reclassification currently own shares representing approximately 65.48% of the outstanding voting rights, so after the reclassification transaction, those holders of common stock will continue to own a sufficient number of shares to control any vote, although there is no evidence that these stockholders have historically voted as one group. The board determined that the loss of certain voting rights in connection with the reclassification of common stock to Class A common stock, Class B common stock and Series A Preferred Stock would be offset by the economic gains those holders will receive from the dividend preference associated with the reclassification, making the transaction, as a whole, fair to the unaffiliated holders. The board determined that the loss of certain voting rights in connection with the reclassification of common stock to Class A common stock, Class B common stock and Series A Preferred Stock would be offset by the economic gains those holders will receive from the dividend preference associated with the reclassification, making the transaction, as a whole, fair to the unaffiliated holders.

•
The board believes that any potential decrease in value from the exchange of common stock for Class A common stock, Class B common stock or Series A Preferred Stock associated with the loss of voting rights (except in certain limited situations) is offset by the premium on dividends given to holders of Class A common stock, Class B common stock and Series A Preferred Stock, and that the dividend premiums being offered to holders of Class A common stock, Class B common stock and Series A Preferred Stock will be more valuable to such holders than the voting rights being taken away from such holders. This is in part because such holders represent only approximately 34.52% of the outstanding shares of common stock and voting rights, and thus, are not able to control any votes on matters brought before the stockholders. In addition, historically, the holders of common stock whose shares will be reclassified into shares of Class A common stock, Class B common stock and Series A Preferred Stock have voted with the holders of the 65.48% of the common stock, or not at all, and therefore the loss of voting rights (except in certain limited circumstances) is unlikely to have any practical effect on such holders. The board has declared and paid dividends three times over the past three years, and while it is the board’s and management’s intention to continue paying dividends, either in the form of cash or stock, there can be no assurance this will, in fact, occur. The board determined that the loss of certain voting rights in connection with the reclassification of common stock to Class A common stock, Class B common stock and Series A Preferred Stock would be offset by the economic gains those holders will receive from the dividend preference associated with the reclassification, making the transaction, as a whole, fair to the unaffiliated holders.

•
Our shareholders have the opportunity to exercise dissenters’ rights under Tennessee law in the event that they do not believe that the one-for-one exchange ratio of their shares of common stock into Class A common stock, Class B common stock or Series A Preferred Stock is acceptable or fair to them.  It should be noted, however, that there may be a significant delay in payment for those shareholders exercising these rights and payment that the dissenting shareholder believes is less than fair vale.  For example, there are several procedural requirements involved in exercising dissenters’ rights under Tennessee law.  If you satisfy all these requirements, within ten (10) days after the approval by the shareholders of the charter amendments and reclassification transaction, we will send you a dissenters’ notice.  This notice will include the date by which we must receive payment demand, which will be not fewer than one (1) nor more than two (2) months after the delivery of such notice.  After such time, if you have complied with all the necessary requirements under Tennessee law, we will pay you the amount we estimate to be the fair value of your shares.  If you disagree with this amount you may dispute it.  If within two (2) months after receiving your payment demand the amount remains unsettled, we will commence court proceedings to determine the fair value of your shares. Because of these procedural hurdles, there may be a significant time delay in your receiving cash for your shares and ultimately the issue may have to be resolved by a court.

•
Our smaller shareholders who do not believe the one-for-one exchange ratio of their shares of common stock into Class A common stock, Class B common stock or Series A Preferred Stock is acceptable or fair to them, or otherwise prefer to remain holders of common stock after the reclassification transaction, may elect to do so by acquiring a sufficient number of shares so that they hold at least 1,158 shares of common stock immediately prior to the reclassification transaction, although the board did consider the fact that it may be difficult for some smaller shareholders to purchase a sufficient number of shares, but in that situation, they may exercise their dissenters’ rights as noted above.

•
Our shareholders who prefer to receive a premium on dividends in lieu of voting rights, may elect to do so by selling a sufficient number of shares so that they hold less than 1,158 shares of common stock, less than 651 shares of common stock, or less than 578 shares of common stock, immediately prior to the reclassification transaction. It may be difficult to sell a sufficient number of our shares of common stock due to its illiquidity however. While the board considered the difficulty in selling a sufficient number of shares to obtain the necessary amounts to be a negative factor, management plans to assist any stockholders wishing to buy or sell common stock by putting together any buyers or sellers of which management may be aware.

In reaching a determination as to the substantive fairness of the reclassification transaction, we did not consider the liquidation value of our assets, the current or historical market price of those shares, our net book value, or our going concern value to be material for the reasons described in further detail below, because shareholders are not being “cashed out” in connection with the reclassification transaction and because the shares of Class A common stock, Class B common stock or Series A Preferred Stock afford those holders the right to participate equally with the holders of common stock in any sale of the company.

In determining that the historical and current market prices for the common stock were not material to the overall substantive fairness of the transaction, our board of directors considered that all of the purchases and sales of our common stock, of which management is aware within the last two fiscal years, have occurred in a price range of $33-$40 per share. The board determined that even though the current market price for the company’s common stock is not anticipated to change materially as a result of the reclassification transaction, there can be no assurance that the price of our common stock will not fall, and, in fact, the Board has no way to know the effect on the market price of stock post-reclassification. Moreover, because there is no market for our shares, there is no way to predict at what prices the Class A and Class B common stock and Series A Preferred Stock will trade following the reclassification transaction. Accordingly, historical and current market price of our stock was not a consideration in the Board’s determination of substantive fairness.

The book value per share of our common stock was $13.24 as of September 30, 2007. The book value would not change for any class or series of stock immediately following the reclassification transaction because the exchange ratio is one-for-one. Moreover, the book value would change in the future as a direct result of the reclassification transaction only in the event that the Company were to declare a dividend in stock of the Company since certain holders of reclassified stock will be entitled to a dividend preference. In particular, in the event of a stock dividend, the net book value of the common stock would decrease because the holders of Class A common stock, Class B common stock and Series A Preferred Stock would receive more shares than the holders of common stock in connection with any dividend declaration, and, therefore, the aggregate net book value for a holder of Class A common stock, Class B common stock and Series A Preferred Stock would increase. The board of directors determined, however, that any potential change in net book value as a result of a future dividend is not material to the substantive fairness of the reclassification transaction as a whole because there can be no assurances of any dividends in the future, whether in the form of stock or cash.

Our board of directors also did not view the liquidation value of the Company as a representative value to determine the fairness of the transaction since the majority of our assets are financial assets, and their book values roughly approximates their liquidation value. In the event the Company’s assets were sold in an orderly liquidation, some portion of the Company’s loans and deposits may be sold at a slight premium or discount to book value depending on applicable interest rates. However, any premium which might be paid over book value, if any, would not be material, particularly when considering the discount for which certain other assets may be sold and the expense of the liquidation process. As a result, our board of directors estimates that the liquidation value would not be materially different than the book value and, for the reasons described above, is not material to the substantive fairness of the reclassification.

Because of the foregoing, we also did not consider any repurchases by the company of its stock over the past two years (since there were none) or any report, opinion or appraisal or firm offers by unaffiliated parties within the past two years.

Neither we nor any of the members of our board of directors received any reports, opinions or appraisals from any outside party relating to the reclassification transaction or the fairness of the consideration to be received by our shareholders.

Procedural Fairness

We believe that the reclassification transaction is procedurally fair to all of our unaffiliated shareholders. In concluding that the reclassification transaction, including the Class A common stock, Class B common stock or Series A Preferred Stock to be received by holders of common stock, is procedurally fair to our unaffiliated shareholders, our board of directors considered a number of factors. The factors that our board of directors considered positive for all shareholders, included the following:

•	Tennessee law allows for dissenters’ rights in the event that a shareholder no longer wants to retain an equity interest in the company or does not believe the exchange ratio to be fair;

•
our board discussed the possibility of forming an independent special committee to evaluate the reclassification transaction because all of our board members will continue to own common stock after the reclassification transaction since they all currently own more than 1,158 shares of common stock. However, the board gave no consideration to the share cutoff number relative to the share ownership of the board members, as evidenced by the fact that certain of our board members will be required to exchange their common stock for Class B common stock and Series A Preferred Stock. In particular, Messrs. Hays, Jenne, Kyle, McDaniel and Williams will also receive Series A Preferred Stock and Class B Common Stock, as the case may be, in addition to retention of a portion of their common stock, due to how their shares of common stock are held of record. Accordingly, the Board members believed a special committee for the reclassification transaction to represent those holders who will receive a different security was not needed because the Board members will not be afforded any special consideration in the reclassification transaction.

•
management and our board considered alternative methods of effecting a transaction that would result in our becoming a non-SEC reporting company, each of which was determined to be impractical, more expensive than the reclassification transaction, involving a cash-out of certain of our shareholders, or potentially ineffective in achieving the goals of allowing shareholders to retain an equity ownership in the company while at the same time, eliminating the costs and burdens of public company status; and

•
shareholders will have the opportunity to determine whether or not they will remain shareholders owning solely common stock or shares of Class A common stock, Class B common stock or Series A Preferred Stock after the reclassification transaction by acquiring sufficient shares so that they hold at least 1,158 shares of common stock immediately prior to the reclassification transaction or selling sufficient shares so that they hold less than 1,158 shares of common stock immediately prior to the reclassification transaction, so long as they act sufficiently in advance of the reclassification transaction so that the sale or purchase is reflected in our shareholder records by the close of business (local time) on ● 2007, the expected effective date of the reclassification transaction. It may be difficult to acquire or sell a sufficient number of shares of our common stock due to its illiquidity; however, management plans to assist any stockholders wishing to buy or sell common stock by putting together any buyers or sellers of which management may be aware. In particular, you may contact Virginia Kibble at (423) 473-7980 and let her know if you want to buy or sell common stock in order to meet any requisite threshold for owning a particular class or series of stock. If the Company is aware or becomes aware of a buyer or seller, as the case may be, you will be given contact information for that buyer or seller. Further, while the Board considered the common stock’s illiquidity to be a factor that could hamper a buyer or seller, the Company’s offer to assist buyers and sellers, combined with a holder’s right to dissent from the reclassification and receive cash for their common stock, afforded sufficient liquidity for the Board to consider the reclassification procedurally fair to all of our unaffiliated holders.

Our board of directors considered each of the foregoing factors to weigh in favor of the procedural fairness of the reclassification transaction to all of our shareholders, whether they are receiving shares of Class A common stock, Class B common stock or Series A Preferred Stock or will continue to hold shares of common stock.

The board is aware of, and has considered, the impact of the following potentially countervailing factors, which affect both shareholders receiving Class A common stock, Class B common stock or Series A Preferred Stock as well as those continuing to own common stock to the same degree, on the procedural fairness of the reclassification transaction:

•
both executive management and the board own more than 1,158 shares of common stock, so they will be able to effectuate whether to cause their existing shares of common stock to be reclassified by changing how those shares are held of record better than, for example, a shareholder who owns only 100 shares of common who may have a more difficult time acquiring a sufficient number of shares of common stock to hold the same security after the reclassification transaction;

•
although the interests of the shareholders receiving shares of Class A common stock, Class B common stock or Series A Preferred Stock are different from the interests of the shareholders continuing to own common stock and may create actual or potential conflicts of interest in connection with the reclassification transaction, neither the full board nor any of the independent directors retained an independent, unaffiliated representative to act solely on behalf of the shareholders receiving shares of Class A common stock, Class B common stock or Series A Preferred Stock for the purpose of negotiating the terms of the reclassification transaction or preparing a report concerning the fairness of the reclassification transaction;

•	we did not solicit any outside expressions of interest in acquiring the company; and

•
we did not receive a report, opinion, or appraisal from an outside party as to the value of our common stock or Class A common stock, Class B common stock or Series A Preferred Stock, the fairness of the transaction to those shareholders receiving shares of Class A common stock, Class B common stock or Series A Preferred Stock, or the fairness of the transaction to Southern Heritage.

Our board of directors believes that the foregoing potentially countervailing factors did not, individually or in the aggregate, outweigh the overall procedural fairness of the reclassification transaction to our shareholders, whether they will be receiving shares of Class A common stock, Class B common stock or Series A Preferred Stock or will continue to own shares of common stock, and the foregoing factors are outweighed by the procedural safeguards previously described. With reference to the lack of a special committee, the board felt that because its sole conflict of interest is a relatively insignificant increase in its aggregate share ownership following the reclassification transaction (equaling an increase of almost 13% from 24.54% to 37.06% in total share ownership for all directors and executive officers) and because members of the board were not afforded any special consideration with respect to the share cut-off number in the reclassification transaction, it was unnecessary to form a special committee or retain an independent fairness advisor and that the procedural safeguards described above were sufficient to protect the unaffiliated holders.

In addition, with respect to the determination not to seek a valuation, our board felt that the fact that shareholders receiving Class A common stock, Class B common stock or Series A Preferred Stock would continue to retain an equity interest in the company and also would receive premiums to holders of common stock in any payment of dividends by the company, presented sufficient protection in value to such shareholders. Dividends may be paid annually, unless capital levels should fall below acceptable levels. From 2005 through 2007, in each year we paid a dividend equal to one share for every 20 shares beneficially owned. The reason that the dividends over the last three years were in the form of a stock dividend was due to the company’s desire to retain capital because of the rapid growth of the Bank. The Bank opened in April 1999 with $10.2 million in capital, and, as of September 30, 2007, had total assets of $217 million and capital of $16.2 million. The company recognized that a stock dividend would reduce the earnings per share somewhat but that the pro rata ownership in the Bank would remain the same. It is management’s belief, however, that any future dividends will most likely be in the form of cash due to the slow down in growth of the Bank. The company had total assets of $218 million at December 31, 2006 with $17 million in capital.

Set forth below is a table showing, on a pro forma basis, how each class or series of shares would be impacted in the event that the company were to continue its practice of issuing a dividend equal to one share for every 20 shares beneficially owned:

Holders of Common Stock :
For every 200 shares of common stock owned prior to the reclassification, you would receive 10 shares in the event a dividend of one share for every 20 shares beneficially owned were declared following the reclassification transaction.

Holders of Class A Common Stock:
For every 200 shares of common stock owned prior to the reclassification, you would receive 10.3 shares in the event a dividend of one share for every 20 shares beneficially owned were declared following the reclassification transaction. The Company would issue cash in lieu of fractional shares (which cash amount would be based on the average trades of that security over a six month period).

Holders of Class B Common Stock:
For every 200 shares of common stock owned prior to the reclassification, you would receive 10.5 shares in the event a dividend of one share for every 20 shares beneficially owned were declared following the reclassification transaction. The Company would issue cash in lieu of fractional shares (which cash amount would be based on the average trades of that security over a six month period).

Holders of Series A Preferred Stock:
For every 200 shares of common stock owned prior to the reclassification, you would receive 11 shares in the event a dividend of one share for every 20 shares beneficially owned were declared following the reclassification transaction. The Company would issue cash in lieu of fractional shares (which cash amount would be based on the average trades of that security over a six month period).

There can be no guarantee, however, that the company will issue any dividends, either in the form of stock or cash, and the company will report a loss on a consolidated basis for the fiscal year ending December 31, 2007 due to a loan problem that required a substantial increase in our loan loss provision for the year.

The board also considered the difference in value between the common stock with voting rights and Class A common stock, Class B common stock or Series A Preferred Stock without such voting rights or with limited voting rights not to be significantly material since the holders of common stock whose shares would be converted into Class A common stock, Class B common stock or Series A Preferred Stock in the transaction currently own only about 34.52% of the outstanding shares of common stock and voting rights. Because most actions requiring stockholder consent provide that a majority of common stock must approve the matter, those holders of 34.52% of the common stock would not be able to control the outcome of a vote by themselves (without at least 16% of the holders of the common stock joining the vote). Because these stockholders do not hold a majority of the company’s outstanding stock, their ability to control any vote on matters brought before the stockholders is limited. Conversely, the holders of our common stock whose shares will remain shares of common stock following the reclassification currently own shares representing approximately 65.48% of the outstanding voting rights, so after the reclassification transaction, those holders of common stock will continue to own a sufficient number of shares to control any vote, although there is no evidence that these stockholders have historically voted as one group. The board determined that the loss of certain voting rights in connection with the reclassification of common stock to Class A common stock, Class B common stock and Series A Preferred Stock would be offset by the economic gains those holders will receive from the dividend preference associated with the reclassification, making the transaction, as a whole, fair to the unaffiliated holders.

Shareholders also have the opportunity to exercise dissenters' rights under Tennessee law to the extent that they do not believe that the conversion of their shares of common stock into Class A common stock, Class B common stock or Series A Preferred Stock is acceptable or fair to them.

We therefore believe that the reclassification transaction is substantively and procedurally fair to all shareholders, for the reasons and factors described above. In reaching this determination, we have not assigned specific weights to particular factors, and we considered all factors as a whole. None of the factors that we considered led us to believe that the reclassification transaction is unfair to any of our shareholders.

We have not made any provision in connection with the reclassification transaction to grant you access to our corporate files or to obtain counsel or appraisal services at our expense. With respect to access to our corporate files, under Section 48-26-102 of the TBCA, shareholders of a corporation are entitled to inspect and copy, during regular business hours, records of the corporation that are required to be kept at the corporation’s principal office which include: 1) current charter; 2) current bylaws; 3) resolutions relating to the rights and preferences of the outstanding stock of the corporation; 4) minutes of shareholder meetings and records of all actions taken without a meeting for the past three years; 5) all written communications to shareholders over the last three years; 6) names and business addresses of the corporation’s officers and directors; and 7) the most recent annual report delivered to the Secretary of State.  The shareholder must give the corporation written notice at least five business days in advance of any inspection. In addition, a shareholder may inspect the following records only if the shareholder’s demand to see such records is made in good faith and for a proper purpose, that purpose is described with reasonable specificity, the records inspected are directly connected to that purpose and the shareholder gives the corporation written notice at least five business days beforehand are excerpts of any meeting of the board of directors, records of any action of a board committee, records of any action taken without a meeting, accounting records and the record of shareholders. In light of the extensive access Tennessee shareholders are given to our records, the board believed these statutory safeguards adequately protect shareholders ability to access information on Southern Heritage. Furthermore, our board determined that this proxy statement, together with our other filings with the SEC, and stockholders’ ability to access our corporate records under Tennessee law, as described above, provide you with adequate information. With respect to obtaining counsel or appraisal services at our expense, the board did not consider these actions necessary or customary.

Board Recommendation

Our board of directors believes the terms of the reclassification transaction are fair and in the best interests of our shareholders and unanimously recommends that you vote “FOR “ the proposal to adopt the amendments to our charter that will allow us to effect the reclassification transaction.

Purpose and Structure of the Reclassification Transaction

The purposes of the reclassification transaction are to:

•	consolidate ownership of our common stock in under 300 record shareholders of common stock, which will discontinue our SEC reporting requirements and thereby achieve significant cost savings;

•	allow all of our shareholders to retain an equity interest in the company; and

•	allow our management to refocus time spent on SEC-reporting obligations and shareholder administrative duties to our business.

For further background on the reasons for undertaking the reclassification transaction at this time, see “- Background of the Reclassification Transaction” beginning on page 6 and “- Reasons for the Reclassification Transaction; Fairness of the Reclassification Transaction; Board Recommendation” beginning on page 11.

The proposed transaction has been structured as a stock reclassification transaction to allow small shareholders the opportunity to retain an equity interest in the future value of the company by receiving the shares of Class A common stock, Class B common stock or Series A Preferred Stock, to avoid disruption to shareholders of 1,158 or more shares of common stock who would remain unaffected in the transaction, and to limit the costs of the reclassification transaction by avoiding costs associated with cashing out the shares of the holders of 1,158 or less shares of common stock.

Our board elected to structure the transaction to take effect at the record shareholder level, meaning that we will look at the number of shares registered in the name of a single holder to determine if that holder’s shares will be reclassified into shares of Class A common stock, Class B common stock or Series A Preferred Stock. The board chose to structure the transaction this way in part because it determined that this method would provide us with the best understanding at the effective time of how many shareholders would receive shares of Class A common stock, Class B common stock or Series A Preferred Stock, because we will be able to have a complete and final list of all record shareholders at the effective time. In addition, the board considered that effecting the transaction at the record shareholder level would allow shareholders some flexibility with respect to whether they will be receiving shares of Class A common stock, Class B common stock or Series A Preferred Stock or will continue to hold shares of common stock. See “- Effects of the Reclassification Transaction on Shareholders of Southern Heritage” beginning on page 30. Our board felt that this flexibility would help to enhance the substantive fairness of the transaction to all shareholders. Overall, the board determined that structuring the reclassification transaction as one that would affect shareholders at the record holder level would be the most efficient and cost-effective way to achieve its goals of deregistration, notwithstanding any uncertainty that may be created by giving shareholders the flexibility to transfer their holdings. For further background on the alternative structures considered by our board of directors please see “- Background of the Reclassification Transaction” beginning on page 6 and “- Reasons for the Reclassification Transaction; Fairness of the Reclassification Transaction; Board Recommendation” beginning on page 11.

Effects of the Reclassification Transaction on Southern Heritage

The reclassification transaction will have various positive and negative effects on Southern Heritage, which are described below.

Effect of the Proposed Transaction on Our Outstanding Common Stock

Our charter currently authorizes the issuance of 2,000,000 shares of common stock. The number of authorized shares of common stock will remain unchanged after completion of the reclassification transaction. As of the record date, the number of outstanding shares of common stock was 1,224,389. Based upon our best estimates, if the reclassification transaction had been consummated as of the record date, and assuming no shareholders exercise dissenters’ rights, the number of outstanding shares of common stock will be reduced from 1,224,389 to approximately 801,762.

We have no current plans, arrangements or understandings to issue any common stock except as options may be exercised pursuant to our stock option plans.

Effect of the Proposed Transaction on Our Class A common stock, Class B common stock and Series A Preferred Stock

Our charter does not currently authorize us to issue any shares of Class A common stock or Class B common stock. The amendments to our charter will authorize the issuance of up to 1,000,000 shares of Class A common stock and up to 1,000,000 shares of Class B common stock. The shares of Class A common stock or Class B common stock that will be issued in the reclassification transaction constitute two new and separate classes of stock having those rights described in “- Class A common stock and Class B common stock to be Issued in Reclassification Transaction” beginning on page 45 as well as in the attached Appendix A. After completion of the reclassification transaction, and assuming no shareholders exercise dissenters’ rights, we will have approximately 185,722 shares of Class A common stock outstanding and 202,420 shares of Class B common stock outstanding. We are currently authorized to issue 1,000,000 shares of Series A Preferred Stock, of which 34,485 shares will be outstanding following the reclassification transaction. For additional information regarding our capital structure after the reclassification transaction, see “Description of Capital Stock” beginning on page 43.

Effect of the Proposed Transaction on Differently Situated Unaffiliated Holders

The rights and preferences associated with the common stock, Class A common stock, Class B common stock and Series A Preferred Stock are as follows:

	Common Stock	Class A Common Stock	Class B Common Stock	Series A Preferred Stock

Voting Rights	Entitled to vote on all matters for which shareholder approval is required pursuant to our governing documents, and under Tennessee law	Entitled to vote only on any merger, share exchange, sale of substantially all the assets, voluntary dissolution or as required by law	Only entitled to vote as may be required by law	Only entitled to vote as may be required by law, and in connection with the issuance of any stock having rights superior to the Series A Preferred Stock

Dividends	If and when declared by our board of directors	3% premium on any dividends paid on our common stock	5% premium on any dividends paid on our common stock	10% premium on any dividends paid on our common stock

Liquidation Rights	Entitled to distribution of assets on same basis as holders of Class A common stock and Class B common stock	Entitled to distribution of assets on same basis as holders of common stock	Entitled to distribution of assets on same basis as holders of common stock	Entitled to distribution of assets (i) on same basis as holders of common stock, or (ii) equal to the book value of the common stock, whichever is greater

Conversion Rights	None	None	None	Convertible to common stock upon a change in control

Termination of Securities Exchange Act Registration and Reporting Requirements

Upon the completion of the reclassification transaction, we expect that our common stock will be held by fewer than 300 record shareholders and each of the Class A common stock, Class B common stock and Series A Preferred Stock will be held by fewer than 500 record shareholders. Accordingly, our obligation to continue to file periodic reports with the SEC will terminate pursuant to Rule 12h-3 of the Securities Exchange Act of 1934, as amended.

The termination of the filing requirement will substantially reduce the information required to be furnished by us to our shareholders and to the SEC. Therefore, we estimate that we will eliminate costs and avoid immediately anticipated future costs associated with these filing requirements, which we estimate to be approximately $94,000 on an annual basis. These annual costs are broken down as follows:

Independent Auditors	$30,000
SEC Counsel	20,000
Current and Additional Staff Time	25,000
Printing and Mailing	8,000
Software and Data Processing Costs	11,000
Total	$94,000

Although we plan to have our financial statements audited going forward and will prepare an annual report for our shareholders, we expect these costs to be approximately $55,000 per year, which is substantially less than our current costs of $85,000 per year. These savings relate to the elimination of review by our auditors of our quarterly and annual reports to the SEC.

In addition to those annual costs, we estimate saving approximately $125,000 of one-time costs associated with implementing the requirements of the Sarbanes-Oxley Act which costs would consist principally of our external audit under Section 404 of Sarbanes-Oxley Act, hiring a consultant to assist with Section 404 compliance and the internal cost of our staff’s time associated with compliance with Section 404.

We will apply for termination of our reporting obligations as soon as practicable following completion of the reclassification transaction. Following completion of the reclassification transaction, we intend to continue to provide our shareholders with financial information by continuing to disseminate our annual reports on a regular basis.

Effect on Trading of Common Stock

Our common stock is not actively traded. Once we stop filing reports with the SEC, our common stock will no longer be available for public trade.

Effect on Statutory Anti-Takeover Protections

The reclassification transaction will affect the applicability of certain statutory protections under Tennessee law afforded to corporations which have shares registered with the SEC. In particular, the provisions of the Tennessee Business Combination Act and the Greenmail Act, both summarized below, will no longer apply since we will not have any class of securities registered with the SEC following the reclassification transaction.

The Tennessee Business Combination Act prohibits the company from entering into any business combination involving an interested shareholder for a period of five years from the date such interested shareholder acquired its shares, unless such business combination or the transaction in which such shareholder became an interested shareholder is approved by the board of directors prior to the share acquisition date. In addition, if such prior approval has not been obtained, the business combination is prohibited unless it is approved by the affirmative vote of 2/3 of the voting stock not beneficially owned by the interested shareholder. This requirement does not apply if the business combination is consummated no less than five years from such shareholder's share acquisition date and the shareholders of the corporation receive a fair price for their shares, as described in the statute. The Tennessee Business Combination Act also places requirements on the type of consideration which must be paid to shareholders in connection with any such business combination and further limits business combinations if an interested shareholder acquired its shares under certain circumstances. For purposes of the statute, an “interested shareholder” is one who beneficially owns, or an affiliate of one who beneficially owns, at least 10% of the voting power of any class or series of shares. None of the protections afforded under the Tennessee Business Combination Act will apply after the reclassification transaction is completed and we cease to be an SEC reporting company.

The Greenmail Act provides that it is unlawful for a corporation to purchase any of its shares at a price above the market value of such shares from any person who holds more than three percent (3%) of the class of the securities to be purchased if such person has held the shares for less than two years, unless approved by the affirmative vote of a majority of the outstanding shares of each class of voting stock or the corporation makes an offer, of at least equal value per share, to all holders of shares of such class. The protections afforded by the Greenmail Act will no longer apply after the reclassification transaction is completed and the company ceases to be an SEC reporting company.

All other anti-takeover protections afforded under Tennessee law will remain applicable after the reclassification transaction to the same extent as before the transaction.

Other Financial Effects of the Reclassification Transaction

We expect that the professional fees and other expenses related to the reclassification transaction of approximately $70,000, will not have any material adverse effect on our capital adequacy, liquidity, results of operations or cash flow. Each stockholders’ interest in the net book value of the company will not be affected because the reclassification is a one-for-one stock exchange (assuming no holders exercise dissenters’ rights, in which case the stockholders’ interests in net book value will proportionately increase). Additionally, earnings per share will be affected only if the company continues to issue stock dividends as it has done for the three previous years because, in that case, the beneficial owners of Class A and B common stock and Series A Preferred Stock will receive a disproportionate number of shares in relation to the holders of common stock due to the dividend preference. There can be no assurance, however, that the company will, in fact, continue to make any dividend payments, either in the form of stock or cash.

Effect on Outstanding Options

We currently have two option plans under which our officers, directors and employees may purchase shares of our common stock, which are the Incentive Stock Option Plan (ISO) for officers and employees and the Non-Employee Directors’ Non-Qualified Stock Option Plan (NQO), which was approved by our shareholders, effective August 8, 2000, allowing for the granting of share options and shares to our employees and directors. The reclassification will not affect any outstanding options and each option, after the reclassification transaction, will continue to be exercisable for one share of common stock. As of September 30, 2007 there are outstanding options to purchase 80,175 shares of common stock at $8.65 per share and 48,286 shares of common stock at $15.57.

Effect on Conduct of Business after the Transaction

We expect our business and operations to continue as they are currently being conducted and, except as disclosed below, the transaction is not anticipated to have any effect upon the conduct of our business.

Effect on Our Directors and Executive Officers

It is not anticipated that the reclassification transaction will have any effect on our directors and executive officers, other than with respect to their relative share ownership, and related changes in the book value and earnings per share associated with those shares. We expect that most of our directors and executive officers will hold more than 1,158 shares at the effective time of the reclassification transaction. As a result, they will continue to hold the same number of shares after the reclassification transaction as they did before. However, because total outstanding shares will be reduced, this group will hold a larger relative percentage of the voting common stock of the company. As of the record date, these directors and executive officers collectively beneficially held 300,438 shares, or 24.54% of our common stock, which includes their exercisable options to purchase shares of common stock, and had voting power over 270,226 shares, or 22.10% of our common stock. Based upon our estimates, taking into account the effect of the reclassification transaction on our outstanding shares as described above, the directors and executive officers will beneficially hold 36.39% of our common stock (including exercisable stock options) and will have voting power with respect to 32.62% of our common stock.

Effects of the Reclassification Transaction on Shareholders of Southern Heritage

The general effects of the reclassification transaction on the shareholders owning common stock and the shareholders who will own Class A common stock, Class B common stock or Series A Preferred Stock are described below.

Effects of the Reclassification Transaction on Shareholders Receiving Class A common stock, Class B common stock or Series A Preferred Stock

The reclassification transaction will have both positive and negative effects on the shareholders receiving Class A common stock, Class B common stock or Series A Preferred Stock. Our board of directors considered each of the following effects in determining to approve the reclassification transaction.

Positive Effects:

As a result of the reclassification transaction, the shareholders receiving Class A common stock, Class B common stock or Series A Preferred Stock will:

•	be entitled to receive a dividend premium; and

•
the shareholders receiving Class A common stock, Class B common stock or Series A Preferred Stock will have dissenters’ rights in connection with the reclassification transaction. See “- Dissenters' Rights” beginning on page 38.

As a result of the reclassification transaction, the shareholders receiving Series A Preferred Stock will also be entitled to a distribution preference in the event of liquidation, however, it is improbable that the Company will liquidate its assets.

Negative Effects:

As a result of the reclassification transaction, the shareholders receiving Class A common stock, Class B common stock or Series A Preferred Stock will:

•	no longer have any voting control over the general affairs of the company and will be entitled to vote only in limited circumstances; and

•	continue to hold shares that, like our shares of common stock, will not have any public trading market.

Effects of the Reclassification Transaction on the Shareholders Continuing to Hold Common Stock

The reclassification transaction will have both positive and negative effects on the shareholders continuing to own common stock. Our board of directors considered each of the following effects in determining to approve the reclassification transaction.

Positive Effect:

As a result of the reclassification transaction:

•	such shareholders will continue to exercise the sole voting control over the company; and

•	because the number of outstanding shares of common stock will be reduced, such shareholders will own a relative increased voting control over the company.

Negative Effects:

As a result of the reclassification transaction:

•
the liquidity of our common stock will likely be reduced following the reclassification transaction because of the reduction in the number of our record shareholders of common stock and the fact that our stock will only be tradable in privately-negotiated transactions;

•	holders of our Class A common stock, Class B common stock or Series A Preferred Stock will have the right to receive certain premiums with respect to any dividends declared by the company; and

•	holders of Series A Preferred Stock will have the right to a distribution preference in the event of liquidation, however, it is improbable that the Company will liquidate its assets.

Plans or Proposals

Other than as described in this proxy statement, neither we nor our management have any current plans or proposals to effect any extraordinary corporate transaction, such as a merger, reorganization or liquidation, to sell or transfer any material amount of our assets, to change our board of directors or management, to change materially our indebtedness or capitalization, or otherwise to effect any material change in our corporate structure or business. As stated throughout this proxy statement, we believe there are significant advantages in effecting the reclassification transaction and becoming a non-SEC reporting company. Although our management does not presently have any intent to enter into any transaction described above, nor is our management in negotiations with respect to any such transaction, there is always a possibility that we may enter into such an arrangement or transaction in the future, including, but not limited to, entering into a merger or acquisition transaction, making a public or private offering of our shares of our capital stock or entering into any other arrangement or transaction we may deem appropriate. In this event, our shareholders may receive payment for their shares of our common stock, Class A common stock, Class B common stock or Series A Preferred Stock in any such transaction lower than, equal to or in excess of the amount paid to those shareholders who exercise their dissenters' rights and receive the fair value of their shares in connection with the reclassification transaction.

Record and Beneficial Ownership of Common Stock

It is important that our shareholders understand how shares that are held by them in “street name” will be treated for purposes of the reclassification transaction described in this proxy statement. Shareholders who have transferred their shares of our common stock into a brokerage or custodial account are no longer shown on our shareholder records as the record holder of these shares. Instead, the brokerage firms or custodians typically hold all shares of our common stock that its clients have deposited with it through a single nominee; this is what is meant by “street name.” If that single nominee is the record shareholder for 1,158 or more shares, then the stock registered in that nominee’s name will be completely unaffected by the reclassification transaction. Because the reclassification transaction only affects record shareholders, it does not matter whether any of the underlying beneficial owners for whom that nominee acts own less than 1,158 shares. Upon completion of the reclassification transaction, these beneficial owners will continue to beneficially own the same number of shares of our common stock as they did prior to the reclassification transaction, even if the number of shares they own is less than 1,158. If you hold your shares in “street name,” you should talk to your broker, nominee or agent to determine how they expect the reclassification transaction to affect you. Because other “street name” holders who hold through your broker, agent or nominee may adjust their holdings prior to the reclassification transaction, you may have no way of knowing whether you will receive shares of Class A common stock, Class B common stock or Series A Preferred Stock in the reclassification transaction until it is consummated. However, because we think it is likely that any brokerage firm or other nominee will hold more than 1,158 shares in any one account, we think it is likely that all “street name” holders will remain shareholders of common stock.

Our board of directors elected to structure the reclassification transaction so that it would take effect at the record shareholder level in part to allow shareholders some flexibility with respect to whether they will continue to own shares of common stock or receive Class A common stock, Class B common stock or Series A Preferred Stock in the reclassification transaction. See “- Purpose and Structure of the Reclassification Transaction” beginning on page 25. Shareholders who would still prefer to remain as holders of common stock of Southern Heritage, may elect to do so by acquiring sufficient shares so that they hold at least 1,158 shares in their own name immediately prior to the reclassification transaction. In addition, beneficial owners who would receive shares of Class A common stock, Class B common stock or Series A Preferred Stock if they were record owners instead of beneficial owners, and who wish to receive such shares of Class A common stock, Class B common stock or Series A Preferred Stock from Southern Heritage as a part of the reclassification transaction, should inquire of their broker or nominee as to the procedure and cost, if any, to transfer their shares into a record account into their own name. In either case, these shareholders will have to act far enough in advance of the reclassification transaction so that any consolidation, purchase or transfer is completed by the close of business (local time) on the day of the effective time.

Interests of Certain Persons in the Reclassification Transaction

Our executive officers and directors who are also shareholders will participate in the reclassification transaction in the same manner and to the same extent as all of the other shareholders. We anticipate that all of our directors and officers will own more than 1,158 shares of common stock, and therefore continue as shareholders of common stock if the reclassification transaction is approved. In addition, because there will be fewer outstanding shares of common stock, these directors will own a larger relative percentage of the company on a post-reclassification basis. This represents a potential conflict of interest because our directors unanimously approved the reclassification transaction and are recommending that you approve it. Despite this potential conflict of interest, the board believes the proposed reclassification transaction is fair to all of our shareholders for the reasons discussed in the proxy statement.

The fact that each director’s percentage voting ownership of our common stock will increase as a result of the reclassification transaction was not a consideration in the board’s decision to approve the reclassification transaction or in deciding its terms, including the 1,158 share cutoff. In this regard, the directors as a group will be treated exactly the same as other shareholders. In addition, the board determined that any potential conflict of interest created by the ownership of our stock by its members is relatively insignificant. The board did not set the 1,158 share cutoff in order to avoid any director receiving shares of Class A common stock, Class B common stock or Series A Preferred Stock in the reclassification. In addition, the increase in each director’s percentage voting ownership of our stock resulting from the reclassification transaction is expected to be insignificant. The director owning the most shares of our stock beneficially owns approximately 3.68% of our common stock now, and would beneficially own approximately 5.4% following the reclassification transaction, which does not have any appreciable effect on his ability to control the company. As a group, the percentage beneficial ownership of all directors and executive officers would increase almost 13% from approximately 24.54% to approximately 37.06% after the reclassification transaction.

Our board of directors was aware of the actual or potential conflicts of interest discussed above and considered it along with the other matters that have been described in this proxy statement under the captions “- Background of the Reclassification Transaction” beginning on page 6, “- Reasons for the Reclassification Transaction; Fairness of the Reclassification Transaction; Board Recommendation” beginning on page 11 and “- Effects of the Reclassification Transaction on Shareholders of Southern Heritage” beginning on page 30.

In addition, our board of directors, throughout its consideration of the reclassification transaction, recognized that holders of common stock who will receive Class A common stock, Class B common stock or Series A Preferred Stock in the transaction may wish to remain voting shareholders of the company. However, the board of directors believes that such relative voting control is not material as compared to the potential value available to such shareholders by retaining an equity interest in the company through their ownership of Class A common stock, Class B common stock or Series A Preferred Stock. See “Description of Capital Stock” beginning on page 43. See “- Background of the Reclassification Transaction” beginning on page 6 and “- Reasons for the Reclassification Transaction; Fairness of the Reclassification Transaction; Board Recommendation” beginning on page 11.

None of our executive officers or directors, who beneficially own in excess of an aggregate of 1,158 shares of common stock, has indicated to us that he or she intends to sell some or all of his or her shares of our common stock during the period between the public announcement of the transaction and the effective date. In addition, none of these individuals has indicated his or her intention to divide shares among different record holders so that fewer than 1,158 shares are held in each account, so that the holders would receive shares of Class A common stock, Class B common stock or Series A Preferred Stock in connection with the conversion of their common stock.

Financing of the Reclassification Transaction

We expect that the reclassification transaction will require approximately $70,000 consisting of professional fees and other expenses payable by us related to the reclassification transaction. See “- Fees and Expenses” beginning on page 40 for a breakdown of the expenses associated with the reclassification transaction. We intend to pay for the expenses of the reclassification transaction through dividends paid to us by our subsidiary Southern Heritage Bank.

Material Federal Income Tax Consequences of the Reclassification Transaction

The following discusses the material federal income tax consequences to us and our shareholders that would result from the reclassification transaction. No opinion of counsel or ruling from the Internal Revenue Service has been sought or obtained with respect to the tax consequences of the reclassification transaction, and the conclusions contained in this summary are not binding on the Internal Revenue Service. This discussion is based on existing U.S. federal income tax law, which may change, even retroactively. This discussion does not discuss all aspects of federal income taxation that may be important to you in light of your individual circumstances. In particular, it does not address the federal income tax considerations applicable to certain types of shareholders, such as: financial institutions; insurance companies; tax-exempt organizations; dealers in securities or currency; traders in securities that elect mark-to-market; persons who hold our common stock as part of a hedge, straddle or conversion transaction; or persons who are considered foreign persons for U.S. federal income tax purposes. In addition, this discussion does not discuss any state, local, foreign or other tax considerations. This discussion also assumes that you have held and, in the case of continuing shareholders will continue to hold, your shares as capital assets within the meaning of the Internal Revenue Code of 1986, as amended, which we refer to as the Code. Shareholders are encouraged to consult their own tax advisor as to the particular federal, state, local, foreign and other tax consequences of the reclassification transaction, in light of their individual circumstances.

Federal Income Tax Consequences to Southern Heritage

We believe that the reclassification transaction would be treated as a tax-free “recapitalization” for federal income tax purposes. This should result in no material federal income tax consequences to us.

Federal Income Tax Consequences to Shareholders Who Continue to Own Common Stock

If you continue to hold our common stock immediately after the reclassification transaction, you will not recognize any gain or loss or dividend income in the transaction and you will have the same adjusted tax basis and holding period in your common stock as you had in such stock immediately prior to the reclassification transaction.

Federal Income Tax Consequences to Shareholders Who Receive Shares of Class A common stock, Class B common stock or Series A Preferred Stock

Shareholders receiving Class A common stock, Class B common stock or Series A Preferred Stock in exchange for their common stock will not recognize any gain or loss or dividend income in the reclassification. The holding period and adjusted tax basis of the common stock converted will carry over to the Class A common stock, Class B common stock or Series A Preferred Stock.

Sale of Stock

Where the Class A common stock, Class B common stock or Series A Preferred Stock is received for common stock in a tax-free recapitalization, the company expects the proceeds from a subsequent sale of this Class A common stock, Class B common stock or Series A Preferred Stock will be treated as capital gain or loss to most shareholders. However, when a company recapitalizes its common stock in exchange for stock which is limited in liquidation and/or dividend rights, the stock received in the liquidation will be considered “Section 306 stock” under the Code if the transaction is substantially the equivalent of a stock dividend. Generally, a transaction will be treated as equivalent to a stock dividend if, had cash instead of stock been delivered to the shareholder, such cash distribution would have been treated as a dividend. A cash distribution in exchange for stock is normally not a dividend if all of the shareholder's stock is redeemed in the transaction (see discussion below for other instances when a cash distribution will not be considered a dividend). Applying these rules, if cash instead of Class A common stock, Class B common stock or Series A Preferred Stock was issued in the recapitalization, most shareholders would have all of their stock redeemed in the transaction, and therefore would not be treated as receiving dividend income. However, certain attribution rules can result in a shareholder being deemed to hold stock indirectly through a related party, and in such cases the recapitalization could be treated as equivalent to a stock dividend. In that case, the Class A common stock, Class B common stock or Series A Preferred Stock received would be classified as Section 306 stock.

If the Class A common stock, Class B common stock or Series A Preferred Stock is classified as Section 306 stock, the proceeds from a subsequent sale of the Class A common stock, Class B common stock or Series A Preferred Stock would be treated as ordinary income (dividend income) to the extent that the fair market value of the stock sold, on the date distributed to the shareholder, would have been a dividend to such shareholder had the company distributed cash in lieu of stock. Any excess of the amount received over the amount treated as ordinary income plus the cost basis of the stock will be treated as a capital gain and no loss, if any would be recognized. Under current tax law, such dividend income will be taxed at the same rates that apply to net capital gains (i.e., 15%, or 5% to the extent the taxpayer’s taxable income is taxed at a rate below 25%). The current tax law provision in which dividends are taxed at net capital gain rates will not apply for tax years beginning after December 31, 2010. Unless any intervening tax legislation is enacted, ordinary income tax rates will be applicable for dividend income beginning January 1, 2009.

Federal Income Tax Consequences to Shareholders Who Exercise Dissenters' Rights

If you receive cash as a result of exercising dissenters' rights in the reclassification transaction and do not continue to hold shares of our common stock immediately after the reclassification transaction, you will be treated as having had your shares redeemed by us which will be a taxable transaction for federal income tax purposes. The tax treatment of a redemption of stock is governed by Section 302 of the Code and, depending on your situation, will be taxed as either:

A sale or exchange of the redeemed shares, in which case you will recognize gain or loss equal to the difference between the cash payment and your tax basis in the redeemed shares; or

A cash distribution which is treated: (a) first, as a taxable dividend to the extent of our accumulated earnings and profits; (b) then, if the total amount of cash paid in the reclassification transaction exceeds our accumulated earnings and profits, as a tax-free return of capital to the extent of your tax basis in the redeemed shares; and (c) finally, as gain from the sale or exchange of the redeemed shares.

Under Section 302 of the Code, a redemption of your shares of our common stock as part of the reclassification transaction will be treated as a sale or exchange of the redeemed shares if any of the following are true:

•	the reclassification transaction results in a “complete termination” of your interest in Southern Heritage;

•	your receipt of cash is “substantially disproportionate” with respect to other shareholders; or

•	your receipt of cash is “not essentially equivalent to a dividend.”

These three tests are applied by taking into account not only shares that you actually own, but also shares that you constructively own pursuant to Section 318 of the Code. Under the constructive ownership rules of Section 318 of the Code, you are deemed to constructively own shares owned by certain individuals and entities that are related to you in addition to shares you own directly. For example, you are considered to own shares owned by or for your spouse, children, grandchildren, and parents, which is referred to as “family attribution.” In addition, you are considered to own a proportionate number of shares owned by estates or certain trusts in which you have a beneficial interest, by partnerships in which you are a partner, and by corporations in which you own, directly or indirectly, 50% or more (in value) of the stock. Similarly, shares owned directly or indirectly by beneficiaries of estates or certain trusts, by partners of partnerships and, under certain circumstances, by shareholders of corporations may be treated as owned by these entities. This is referred to as “entity attribution.” You are also deemed to own shares which you have the right to acquire by exercise of an option. Furthermore, shares constructively owned by someone may be reattributed to you. For example, shares attributed to one taxpayer as a result of entity attribution may be attributed from that taxpayer to you through family attribution.

Complete Termination. If you receive cash as a result of exercising dissenters' rights in the reclassification transaction and do not constructively own any of our common stock after the reclassification transaction, your interest in Southern Heritage will be completely terminated by the reclassification transaction, and you will, therefore, receive sale or exchange treatment with respect to your common stock. Consequently, you will recognize gain or loss equal to the difference between the cash payment and your tax basis in the redeemed shares.

If you receive cash in the reclassification transaction and would only constructively own shares of our common stock after the reclassification transaction as a result of family attribution, you may be able to avoid constructive ownership of the shares of our common stock by waiving family attribution and, thus, be treated as having had your interest in Southern Heritage completely terminated by the reclassification transaction. Among other things, waiving family attribution requires (a) that you have no interest in Southern Heritage (including as an officer, director, employee, or shareholder) other than an interest as a creditor during the 10-year period immediately following the reclassification transaction and (b) that you include an election to waive family attribution in your tax return for the year in which the reclassification transaction occurs.

Substantially Disproportionate. If you receive cash in the reclassification transaction and immediately after the reclassification transaction you constructively own shares of our common stock, you must compare (a) your percentage ownership immediately before the reclassification transaction (i.e., the number of shares of common stock actually or constructively owned by you immediately before the reclassification transaction divided by 1,224,389, which is our current number of outstanding shares of common stock) with (b) your percentage ownership immediately after the reclassification transaction (i.e., the number of shares of common stock constructively owned by you immediately after the reclassification transaction divided by 801,762, which is our current estimate of the number of shares of common stock outstanding immediately after the reclassification transaction).

If your post-reclassification transaction ownership percentage is less than 80% of your pre-reclassification transaction ownership percentage, the receipt of cash is “substantially disproportionate” with respect to you, and you will, therefore, receive sale or exchange treatment with respect to your common stock. Consequently, you will recognize gain or loss equal to the difference between the cash payment and your tax basis in the redeemed shares.

Not Essentially Equivalent to a Dividend. If (a) you exercise no control over the affairs of Southern Heritage (e.g., you are not an officer, director, or high ranking employee), (b) your relative stock interest in Southern Heritage is minimal, and (c) your post-reclassification transaction ownership percentage is less than your pre-reclassification transaction ownership percentage, then your receipt of cash is “not essentially equivalent to a dividend,” and you will, therefore, receive sale or exchange treatment on your shares of our common stock exchanged for cash. For these purposes, constructive ownership of less than 1% of the outstanding shares is clearly a relatively minimal ownership interest, and constructive ownership of less than 5% of the outstanding shares is probably a relatively minimal ownership interest.

Capital Gain and Loss

For individuals, net capital gain (defined generally as your total capital gains in excess of capital losses for the year) recognized upon the sale of capital assets that have been held for more than 12 months generally will be subject to tax at a rate not to exceed 15%. Net capital gain recognized from the sale of capital assets that have been held for 12 months or less will be subject to tax at ordinary income tax rates of up to 35%. In addition, capital gain recognized by a corporate taxpayer will be subject to tax at the ordinary income tax rates applicable to corporations. There are limitations on the deductibility of capital losses.

Backup Withholding

Shareholders who exercise dissenters' rights and receive cash in the reclassification transaction would be required to provide their social security or other taxpayer identification numbers (or, in some instances, additional information) in connection with the reclassification transaction to avoid backup withholding requirements that might otherwise apply. The letter of transmittal would require each such shareholder to deliver such information when the common stock certificates are surrendered following the effective time of the reclassification transaction. Failure to provide such information may result in backup withholding at a rate of 28%.

As explained above, the amounts paid to you as a result of exercising dissenters' rights in the reclassification transaction may result in dividend income, capital gain income, or some combination of dividend and capital gain income to you depending on your individual circumstances. The discussion of material U.S. federal income tax consequences of the reclassification transaction set forth above is based upon present law, which is subject to change possibly with retroactive effect. You should consult your tax advisor as to the particular federal, state, local, foreign and other tax consequences of the reclassification transaction, in light of your specific circumstances.

Dissenters' Rights

Under Tennessee law, shareholders who comply with the procedures set forth in Sections 48-23-102 through 48-23-302 of the Tennessee Business Corporation Act (the “TBCA”) relating to dissenter's appraisal rights are entitled to receive in cash the fair value of his or her shares of common stock. A shareholder must comply strictly with the procedures set forth in Tennessee law relating to dissenter's rights, which are set forth in Appendix B to this proxy statement. Failure to follow such procedures will result in a termination or waiver of his or her dissenter's rights. A vote in favor of the reclassification transaction will constitute a waiver of your dissenter's rights. Additionally, voting against the reclassification transaction, without compliance with the other requirements, including sending us notice of your intent to dissent prior to the special meeting, does not perfect your dissenter's rights.

To perfect dissenter's appraisal rights, a holder of stock must not vote in favor of those corporate actions listed in Section 48-23-102 of the TBCA, and must deliver to us, before the vote is taken, written notice of the shareholder's intent to demand payment for his or her shares if the proposed action is effectuated. Such written notification should be delivered either in person or by mail (certified mail, return receipt requested, is the recommended form of transmittal) to Roger E. Jenne, Esq., our Corporate Secretary. A shareholder who does not properly deliver this written notice is not entitled to payment for the shareholder's shares.

Within ten (10) days after the corporate action is authorized by the shareholders or effectuated (whichever occurs first), we will send each shareholder who satisfied the requirements above a dissenter's notice. The dissenter's notice will include direction as to where the shareholder must send a payment demand, where and when the certificates for the shares must be deposited, and will include a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the principal terms of the proposed corporate action and requires that the person asserting dissenters' rights certify whether or not the person asserting dissenter's rights acquired beneficial ownership of the shares before that date. The dissenter's notice from us will also set a date by which we must receive the payment demand, which date may not be fewer than one (1) nor more than two (2) months after the date such dissenter's notice is delivered. The dissenter's notice will also be accompanied by a copy of Sections 48-23-101 through 48-23-302 of the TBCA.

A shareholder asserting his or her appraisal rights must execute and return the payment demand form to us, and deposit his or her certificates in accordance with the terms of the dissenter's notice before the date specified in the dissenter's notice.

A shareholder who does not execute and return the payment demand form and deposit his or her certificates by the date set forth in the dissenter's notice will no longer be entitled to appraisal rights. A shareholder who does demand payment for his or her shares may not withdraw such demand without our consent.

A shareholder may assert dissenter's rights as to fewer than all the shares registered in his or her name only if the record shareholder dissents with respect to all shares beneficially owned by any one (1) person and notifies the corporation in writing of the name and address of each person on whose behalf the record shareholder asserts dissenters' rights. The rights of a partial dissenter are determined as if the shares as to which the partial dissenter dissents and the partial dissenter's other shares were registered in the names of different shareholders.

As soon as the proposed corporate action is effectuated, or upon receipt of a payment demand, whichever is later, we will pay each dissenter who complied with the above requirements the amount we estimate to be the fair value of each dissenter's shares, plus accrued interest. The payment will be accompanied by (i) our most recent balance sheet, income statement, statement of changes in shareholders' equity, and financial statements; (ii) a statement of our estimate of the fair value of the shares; (iii) an explanation of how the interest was calculated; (iv) a statement of the dissenter's right to demand payment if the shareholder is dissatisfied with our payment or offer; and (v) a copy of Sections 48-23-101 through 48-23-302 of the TBCA.

A dissenting shareholder may notify us in writing of his or her own estimate of the fair value of his or her shares and amount of interest due, and demand payment of the dissenter's estimate (less any payment previously made by us), or reject our offer under Section 48-23-208 of the TBCA and demand payment of the fair value of the dissenter's shares and interest due, if the following conditions are met: (i) the dissenter believes that the amount paid or offered by us is less than the fair value of the dissenter's shares or that the interest due is incorrectly calculated; (ii) we fail to make payment for the shares within two (2) months after the date set for demanding payment; or (iii) we, having failed to effectuate the proposed action, do not return the deposited certificates within two (2) months after the date set for demanding payment.

In order to demand payment under the above paragraph, the dissenter must notify us of the dissenter's demand in writing within one (1) month after we made or offered payment for the dissenter's shares.

If a shareholder makes a demand for payment which remains unsettled, we will commence a proceeding within two (2) months after receiving such payment demand and petition the court to determine the fair value of the shares and accrued interest. If we do not commence the proceeding within the two-month period, we shall pay each dissenter whose demand remains unsettled the amount demanded. We will make all dissenters whose demands remain unsettled parties to the proceeding as in an action against their shares. In such proceeding, the court may appoint one (1) or more persons as appraisers to receive evidence and recommend decision on the question of fair value. Each dissenter made a party to the proceeding is entitled to judgment for either the amount, if any, by which the court finds the fair value of the dissenter's shares, plus accrued interest, exceeds the amount paid by the corporation; or for the fair value, plus accrued interest, of the dissenter's after-acquired shares for which the corporation elected to withhold payment.

The court in an appraisal proceeding will determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court will assess the costs against us, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment with respect to their appraisal rights. The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable against us and in favor of any or all dissenters if the court finds we did not substantially comply with the requirements of the TBCA with respect to appraisal rights, or against either us or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by Section 48-23-209 of the TBCA. If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against us, the court may award to these counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefited.

The foregoing does not purport to be a complete statement of the provisions of the TBCA relating to the statutory dissenter's appraisal rights and is qualified in its entirety by reference to the dissenter's appraisal rights provisions, which are reproduced in full in Appendix B to this proxy statement and which are incorporated herein by reference.

We plan to estimate the “fair value” of our shares of common stock from the average of two values, one using a multiple of earnings and the other using book value. This price may also take into account other factors such as the last known trade price for the common stock. The board may also choose to rely on an independent third party to determine the “fair value” of our shares.

Regulatory Requirements

In connection with the reclassification transaction, we will be required to make a number of filings with, and obtain a number of approvals from, various federal and state governmental agencies, including:

•	filing of the amendments to our charter with the Tennessee Secretary of State, in accordance with Tennessee law; and

•	complying with federal and state securities laws, including filing of this proxy statement on Schedule 14A and a transaction statement on Schedule 13E-3 with the SEC.

Accounting Treatment

The accounting treatment of the reclassification transaction will be in accordance with U.S. generally accepted accounting principles. Shares of common stock reclassified to Class A common stock, Class B common stock or Series A Preferred Stock will result in a reduction of the total par value of common stock outstanding and an equal increase in Class A common stock, Class B common stock or Series A Preferred Stock outstanding. For shares of common stock purchased from dissenters, common stock will be reduced by the par value and additional paid-in capital will be reduced by the excess of the redemption price over the par value.

Fees and Expenses

We will be responsible for paying the reclassification transaction related fees and expenses, consisting primarily of fees and expenses of our attorneys and accountants and other related charges. We estimate that our expenses will total approximately $70,000, assuming the reclassification transaction is completed. This amount consists of the following estimated fees:

Description	Amount
Legal fees and expenses	$50,000
Accounting fees and expenses	10,000
Printing and mailing costs	10,000
Total	$70,000

We anticipate that these fees will be paid through dividends from our subsidiary Southern Heritage Bank.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING

Q:	When is the special meeting?

A:	●, 2007, 10:00 a.m. Eastern Standard Time.

Q:	Where will the special meeting be held?

A:	At Southern Heritage Bank, located at 3020 Keith Street, N.W., Cleveland, Tennessee 37320.

Q:	What items will be voted upon at the special meeting?

A:	You will be voting upon the following matters:

1. Amendments to our Charter. To amend our charter to provide for the authorization of three new classes of Class A common stock, Class B common stock and Series A Preferred Stock.

2. Reclassification of Common Stock. To reclassify certain of our shares of existing common stock into Class A common stock, Class B common stock and Series A Preferred Stock for the purpose of discontinuing the registration of our common stock under the Securities Exchange Act of 1934.

Q:	Who can vote?

A:	You are entitled to vote your common stock if our records show that you held your shares as of the close of business on ●, 2007, the record date.

Each shareholder is entitled to one vote for each share of common stock held on ●, 2007. On that date, there were 1,224,389 shares of our common stock outstanding and entitled to vote. The common stock is our only class of outstanding voting securities. Our shareholders are not entitled to cumulative voting rights.

Q:	How do I vote by proxy?

A:
If you sign, date and return your proxy card before the special meeting, we will vote your shares as you direct. For the amendments to our charter and the reclassification of our common stock, you may vote “for,” “against” or you may “abstain” from voting.

If you return your signed proxy card but do not specify how you want to vote your shares, we will vote them “for” the charter amendments and the reclassification of common stock.

You may also vote using the internet voting site listed on the proxy card, and we will vote your shares as you direct. Specific instructions for using the internet voting system are on the proxy card.

We will not use discretionary authority granted by proxies voting against the proposals to amend our charter or to reclassify our common stock in order to adjourn the meeting to solicit additional votes and only those proxies (i) voting in favor of the proposals to amend our charter and to reclassify our common stock, (ii) abstaining from the vote and (iii) which are unmarked will be voted for adjournment or postponement.

Q:	How do I change or revoke my proxy?

A:	You can change or revoke your proxy at any time before it is voted at the special meeting by:

1. submitting another proxy with a more recent date than that of the proxy first given; or

2. attending the special meeting and voting in person, although attendance by itself will not revoke a previously granted proxy; or

3. sending written notice of revocation to our corporate secretary, Roger E. Jenne, Esq., at Southern Heritage Bank, 3020 Keith Street, N.W., Cleveland, Tennessee 37320.

We recommend that you revoke or amend your prior instructions in the same way you initially gave them, either through the internet voting site, or in writing. This will help ensure that your shares are voted the way you wish for them to be voted.

Q:	If I return my proxy can I still attend the special meeting?

A:
Yes. You are encouraged to mark, sign and date the enclosed form of proxy and return it promptly in the enclosed postage-paid envelope, so that your shares will be represented at the special meeting. However, returning a proxy does not affect your right to attend the special meeting and vote your shares in person.

Q:	How many votes are required?

A:
If a quorum is present at the special meeting, the amendments to our charter and the reclassification transaction will require the affirmative vote of a majority of our shares of outstanding common stock.

Q:	What constitutes a “quorum” for the special meeting?

A:
A majority of the outstanding shares of our common stock, present or represented by proxy, constitutes a quorum. We need 612,195 shares of our common stock, present or represented by proxy, to have a quorum. A quorum is necessary to conduct business at the special meeting. You are part of the quorum if you have voted by proxy. Abstentions will be treated as present for purposes of determining a quorum, but as unvoted shares for purposes of determining the approval of any matter submitted to the shareholders for a vote. Because approval of the charter amendments and the reclassification transaction require a majority of shares of outstanding common stock, abstentions will have the same effect as a “NO” vote. If a broker indicates that it does not have discretionary authority as to certain shares to vote on a particular matter, such shares will not be considered as present and entitled to vote with respect to such matter. Broker non-votes will also have the same effect as a “NO” vote for the charter amendments and the reclassification transaction proposal.

Q:	Who pays for the solicitation of proxies?

A:
This proxy statement is being furnished in connection with the solicitation of proxies by our board of directors. We will pay the cost of preparing, printing and mailing material in connection with this solicitation of proxies. In addition to being solicited through the mails, proxies may be solicited personally or by telephone, facsimile, electronic mail, or telegraph by officers, directors, and employees of Southern Heritage who will receive no additional compensation for such activities. Arrangements will also be made with brokerage houses and other custodians, nominees, and fiduciaries to forward solicitation materials to the beneficial owners of shares held of record by such persons. Such brokerage houses and other custodians, nominees, and fiduciaries will be reimbursed for their reasonable expenses incurred in such connection. We have not retained any outside party to assist in the solicitation of proxies.

Q:	When are shareholder proposals for next year's annual meeting due?

If you want to present a proposal to be considered for inclusion in next year's proxy statement, it must be delivered in writing to the Secretary of the company at P.O. Box 4730, Cleveland, Tennessee 37320 no later than December 20, 2007.

If you want to present a proposal for consideration at next year's annual meeting, without including the proposal in the proxy statement, you must provide written notice to the Secretary at the above address no later than March 4, 2008.

In either case, you must present the proposal in person at next year’s annual meeting.

DESCRIPTION OF CAPITAL STOCK

Common Stock

We currently have 2,000,000 shares of authorized common stock, par value $1.00 per share. As of the record date, we had 831 registered shareholders of record and 1,224,389 shares of common stock outstanding. The outstanding shares of common stock are fully paid and nonassessable. The holders of our common stock have one vote per share in all proceedings in which action shall be taken by our shareholders.

Rights to Dividends

We paid dividends in the amount of one share of common stock per twenty shares of common stock owned to all holders of common stock on May 17, 2007. The holders of our common stock are entitled to dividends when, as, and if declared by our board of directors out of funds legally available for dividends. The payment of any such dividends is subject to the rights granted to holders of the shares of Class A common stock, Class B common stock or Series A Preferred Stock issued in the reclassification transaction, discussed below. Under Tennessee law, dividends may be legally declared or paid only if, after their payment, we can pay our debts as they come due in the usual course of business, and then only if our total assets equal or exceed the sum of our liabilities.

The payment of dividends by Southern Heritage depends to a great extent on the ability of Southern Heritage Bank to pay dividends to Southern Heritage. Southern Heritage is subject to the Tennessee Banking Act, which provides that Southern Heritage Bank may not declare dividends in any calendar year that exceeds the total of its net income of that year combined with its retained net income of the preceding two years without the approval of the TDFI. Thereafter, 10% of net profits must be transferred to capital surplus prior to payment of dividends until capital surplus equals capital stock. Southern Heritage Bank is also subject to the minimum capital requirements of the FDIC which impact its ability to pay dividends. If Southern Heritage Bank fails to meet these standards, it may not be able to pay dividends or to accept additional deposits because of regulatory requirements.

If, in the opinion of the applicable federal bank regulatory authority, a depository institution is engaged in or is about to engage in an unsafe or unsound practice (which, depending on the financial condition of the depository institution, could include the payment of dividends), such authority may require that such institution cease and desist from such practice. The federal banking agencies have indicated that paying dividends that deplete a depository institution’s capital base to an inadequate level would be such an unsafe and unsound banking practice. Moreover, the Federal Reserve Board, the Comptroller of the Currency and the FDIC have issued policy statements which provide that bank holding companies and insured depository institutions generally should only pay dividends out of current earnings.

General Voting Requirements

The holders of our common stock have sole voting control over the company. Except for such greater voting requirements as may be required by law, the affirmative vote of the holders of a majority of the shares of common stock voting on a matter is required to approve any action for which shareholder approval is required. In the event the Class A common stock, Class B common stock or Series A Preferred Stock is entitled to vote, the common stock votes together with the Class A common stock, Class B common stock and/or Series A Preferred Stock.

Rights Upon Liquidation

In the event of our voluntary or involuntary liquidation or dissolution, or the winding-up of our affairs, our assets will be applied first to the payment, satisfaction and discharge of our existing debts and obligations, including the necessary expenses of dissolution or liquidation, and then, the holders of Series A Preferred Stock will be entitled to a distribution of assets (i) on a pro rata basis with the holders of our common stock, Class A common stock and Class B common stock, or (ii) in an amount equal to the book value of the common stock, whichever is greater, and then, to the holders of the common stock, Class A common stock and Class B common stock on a pro rata basis. It is improbable, however, that the Bank, and thus the Company, will liquidate its assets.

Class A Common Stock, Class B Common Stock and Series A Preferred Stock

Our charter does not currently authorize us to issue any shares of Class A common stock or Class B common stock. The amendments to our charter that you will consider at the special meeting will provide for (a) the authorization of 1,000,000 shares of Class A common stock; (b) the authorization of 1,000,000 shares of Class B common stock; and (c) the reclassification of shares of common stock held by shareholders who own between 651 and 1,157 shares of common stock into shares of Class A common stock; the reclassification of shares of common stock held by shareholders who own between 578 and 650 shares of common stock into shares of Class B common stock, and the reclassification of shares of common stock held by shareholders who own 577 shares of common stock or less into shares of Series A Preferred Stock. The reclassification transaction will be made on the basis of one share of Class A common stock, Class B common stock or Series A Preferred Stock for each share of common stock held. Our charter currently authorizes us to issue 1,000,000 shares of Series A Preferred Stock.

As to the remaining authorized shares of Class A common stock, Class B common stock and Series A Preferred Stock which will not be issued in the reclassification transaction, our board of directors has the authority, without approval of our shareholders, from time to time to authorize the issuance of such stock in one or more series for such consideration and, within certain limits, with such relative rights, preferences and limitations as our board of directors may determine. The relative rights, preferences and limitations that our board of directors has the authority to determine as to any such series of such stock include, among other things, dividend rights, voting rights, conversion rights, redemption rights, and liquidation preferences. Because our board of directors has the power to establish the relative rights, distributions and limitations of each series of such stock, it may afford to the holders of any such series, preferences and rights senior to the rights of the holders of the shares of common stock, as well as the shares of Class A common stock, Class B common stock or Series A Preferred Stock to be issued in the reclassification transaction. Although our board of directors has no intention at the present time of doing so, it could cause the issuance of any additional shares of Class A common stock, Class B common stock or Series A Preferred Stock that could discourage an acquisition attempt or other transactions that some, or a majority of, the shareholders might believe to be in their best interests or in which the shareholders might receive a premium for their shares of common stock over the market price of such shares.

Class A Common Stock, Class B Common Stock and Series A Preferred Stock to be Issued in Reclassification Transaction

General

The shares of Class A common stock, Class B common stock and Series A Preferred Stock to be issued in the reclassification transaction will be fully paid and nonassessable shares of Class A common stock, Class B common stock and Series A Preferred Stock.

Rank

The Class A common stock, Class B common stock and Series A Preferred Stock, with respect to dividend rights, ranks senior to the common stock and to all other classes and series of equity securities of the company, other than any classes or series of equity securities that we subsequently issue ranking on a parity with, or senior to the Class A common stock, Class B common stock or Series A Preferred Stock, as to dividend rights. The relative rights and preferences of the Class A common stock, Class B common stock and Series A Preferred Stock may be subordinated to the relative rights and preferences of holders of subsequent issues of other series or classes of capital stock and equity securities designated by our board of directors, provided, however, that the holders of Series A Preferred Stock shall be entitled to vote in connection with the issuance of any stock having such superior rights. The Class A common stock, Class B common stock and Series A Preferred Stock is junior to indebtedness issued from time to time by the company, including notes and debentures.

Dividend Rights

In the event that dividends are paid on our common stock, holders of Class A common stock shall be entitled to receive dividends which are 3% more than dividends paid on our common stock. We are not required to pay any dividends on the Class A common stock, and no cumulative dividends will be paid on Class A common stock.

In the event that dividends are paid on our common stock, holders of Class B common stock shall be entitled to receive dividends which are 5% more than dividends paid on our common stock. We are not required to pay any dividends on the Class B common stock, and no cumulative dividends will be paid on Class B common stock.

In the event that dividends are paid on our common stock, holders of Series A Preferred Stock shall be entitled to receive dividends which are 10% more than dividends paid on our common stock. We are not required to pay any dividends on the Series A Preferred Stock, and no cumulative dividends will be paid on Series A Preferred Stock.

Voting Rights

Holders of Class A common stock shall have no general voting control over the company and shall be entitled to vote only upon any merger, share exchange, sale of substantially all of the assets, voluntary dissolution of the company and except as otherwise required by law. On those matters on which the holders of the Class A common stock are entitled to vote, the holders have the right to one vote for each such share, and are entitled to receive notice of any shareholders’ meeting held to act upon such matters in accordance with our bylaws. Except as may otherwise be provided for by law, the holders of Class A common stock vote together with the holders of common stock on matters to which they are entitled to vote.

Holders of Class B common stock shall have no general voting control over the company and shall have no voting rights except as may be required by law. Specifically, Section 48-20-104 of the TBCA requires that a class or series of shares with no voting rights be nonetheless entitled to vote on any proposed amendment to the charter of the company that would result in any of the following actions: 1) increase or decrease the aggregate number of authorized shares of that class; 2) effect an exchange or reclassification of all or part of the shares of that class into shares of another class; 3) effect an exchange or reclassification, or create the right of exchange, of all or part of the shares of another class into shares of that class; 4) change the designation, rights, preferences, or limitations of all or part of the shares of that class; 5) change the shares of all or part of that class into a different number of shares of the same class; 6) create a new class or change a class with subordinate and inferior rights into a class of shares, having rights or preferences with respect to distributions or dissolution that are prior, superior, or substantially equal to the shares of that class, or increase the rights, preferences or number of authorized shares of any class having rights or preferences with respect to distributions or to dissolution that are prior, superior, or substantially equal to the shares of that class; 7) limit or deny an existing preemptive right of all or part of the shares of that class; 8) authorize the issuance as a share dividend of shares of such class in respect of shares of another class; or 9) cancel or otherwise affect rights to distributions or dividends that have accumulated but not yet been declared on all or part of the shares of that class. On those matters on which the holders of the Class B common stock are entitled to vote, the holders have the right to one vote for each such share, and are entitled to receive notice of any shareholders’ meeting held to act upon such matters in accordance with our bylaws. Except as may otherwise be provided for by law, the holders of Class B common stock vote together with the holders of common stock and Class A common stock on matters to which they are entitled to vote.

Holders of Series A Preferred Stock shall have no general voting control over the company and shall have no voting rights except as may be required by law, as described above, and in connection with the issuance of any stock having rights superior to the Series A Preferred Stock. On those matters on which the holders of the Series A Preferred Stock are entitled to vote, the holders shall have the right to one vote for each such share, and are entitled to receive notice of any shareholders’ meeting held to act upon such matters in accordance with our bylaws. Except as may otherwise be provided for by law, the holders of Series A Preferred Stock vote together with the holders of common stock, and to the extent entitled to vote on such matters, together with the holders of Class A common stock and Class B common stock.

Conversion Rights

Neither the shares of Class A nor Class B common stock shall be convertible to shares of common stock. The shares of Series A Preferred Stock shall be convertible to shares of common stock upon a change in control. A “change in control” shall mean (i) a merger, consolidation or reorganization of the company (except in the event of a recapitalization or similar financial restructuring which does not involve a material change in ownership of equity of the Company), or (ii) a sale of substantially all of the assets of the Company.

Liquidation Rights

Holders of Class A common stock and Class B common stock are entitled to a distribution of assets of Southern Heritage in the event of any voluntary or involuntary liquidation, dissolution or winding-up of Southern Heritage, on a basis with the holders of common stock. The holders of Series A Preferred Stock will be entitled to a distribution preference and shall be entitled to a distribution of assets of Southern Heritage (i) on a pro rata basis with the holders of our common stock, Class A common stock and Class B common stock, or (ii) in an amount equal to the book value of the common stock, whichever is greater. It is improbable, however, that the Bank, and thus the Company, will liquidate its assets.

Preemptive Rights

Holders of Class A common stock, Class B common stock and Series A Preferred Stock do not have any preemptive rights to purchase any additional shares of Class A common stock, Class B common stock or Series A Preferred Stock or shares of any other class of our capital stock that may be issued in the future.

Redemption Rights

Holders of Class A common stock, Class B common stock and Series A Preferred Stock have no right to require that we redeem their shares nor do we have the right to require the holders of Class A common stock, Class B common stock or Series A Preferred Stock to sell their shares to us.

Transactions Involving Our Securities

Set forth below are transactions involving shares of our common stock of which we are aware during the past 60 days:

Exercise of Options

There has been no exercise of options for our common stock during the past 60 days.

Stock Trades

There have been no trades in our common stock by any of our directors, officers, employees or affiliates during the past 60 days.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Some directors and officers of Southern Heritage and Southern Heritage Bank and members of their immediate family are customers of Southern Heritage Bank and have had and expect to have loan transactions with Southern Heritage Bank in the ordinary course of business. In addition, some of the directors and officers of Southern Heritage Bank are, at present, as in the past, affiliated with businesses which are customers of Southern Heritage Bank and which have had and expect to have loan transactions with Southern Heritage Bank in the ordinary course of business. These loans were made in the ordinary course of business and were made on substantially the same terms including interest rates and collateral, as those prevailing at the time for comparable transactions with other parties. In the opinion of our board of directors, these loans do not involve more than a normal risk of collectibility or present other unfavorable features. In the normal course of business, Southern Heritage Bank has made loans at prevailing interest rates and terms to its executive officers, directors and their affiliates aggregating $8,665,304 as of September 30, 2007, or 33.3% of shareholders' equity. As of December 31, 2006, the outstanding balance of loans made by Southern Heritage Bank to these directors and executive officers was $19,094,000, or 54% of our shareholder equity. In addition, other than Jim Williams (a director), whose loan exceeds 10% of our equity capital by $212,817, and Jim Workman (a director), whose loan exceeds 10% of our equity capital by $133,071, no loan to any other officer or director exceeds 10% of our equity capital.

SELECTED HISTORICAL FINANCIAL INFORMATION (UNAUDITED)

Set forth below is our selected historical consolidated financial information, which was derived from the audited consolidated financial statements included in our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006 (the “Annual Report”) and from our unaudited financial statements included in our Quarterly Report on Form 10-QSB for the quarter ended September 30, 2007 (the “Quarterly Report”) and from other information and data contained in the Annual Report and the Quarterly Report. More comprehensive financial information is included in the Annual Report and the Quarterly Report. The financial information that follows is qualified in its entirety by reference to, and should be read in conjunction with, the Annual Report, the Quarterly Report and all of the financial statements and related notes contained in the Annual Report and the Quarterly Report and in all other information filed with the Securities and Exchange Commission, copies of which may be obtained as set forth below under the caption “Other Matters - Where You Can Find More Information” on page 57.

The following schedule presents the results of operations, cash dividends declared, total assets, stockholder's equity and per share information for Southern Heritage Bancshares, Inc. for the quarters ended September 30, 2007 and 2006 and for each of the five years ended December 31, 2006:

SOUTHERN HERITAGE BANCSHARES, INC. FINANCIAL HIGHLIGHTS (UNAUDITED)

	In Thousands, Except Per Share Information
	For the Period Ended September 30, 2007	For the Period Ended September 30, 2006	Year Ended December 31, 2006	Year Ended December 31, 2005	Year Ended December 31, 2004	Year Ended December 31, 2003	Year Ended December 31, 2002
CONSOLIDATED BALANCE SHEETS:
End of period:
Total assets	$217,483	$206,000	$218,184	189,146	156,861	128,916	108,460
Loans, net	$155,928	$163,157	$162,681	149,340	124,885	101,737	84,133
Securities, at market	$45,244	$24,534	$28,746	24,736	19,661	15,654	8,424
Deposits	$193,918	$179,204	$191,023	168,115	137,359	115,700	97,137
Stockholders' equity	$16,207	$16,282	$16,910	14,171	12,527	11,073	10,144

CONSOLIDATED STATEMENTS OF EARNINGS:
Interest income	$10,853	$9,677	$13,427	10,116	7,615	6,332	5,434
Interest expense	5,708	4,204	5,977	3,659	2,363	2,007	1,729
Net interest income	5,145	5,473	7,450	6,457	5,252	4,325	3,705

Provision for possible loan losses	2,940	435	756	374	452	283	546
Net interest income after provision for
possible loan losses	2,205	5,038	6,694	6,083	4,800	4,042	3,159
Non-interest income	1,547	1,741	2,081	1,992	1,824	1,486	1,119
Non-interest expense	5,007	4,254	5,737	5,119	4,442	3,988	3,254

Earnings (loss) before income taxes	(1,255)	2,525	3,038	2,956	2,182	1,540	1,024

Income tax benefit (expense)	615	(846)	(1,016)	(999)	(806)	(507)	0

Net (loss) earnings	$(640)	$1,679	$2,022	1,957	1,376	1,033	1,024

Comprehensive (loss) earnings	$(969)	$1,819	$2,182	1,581	1,454	930	1,038

PER SHARE DATA (1):
Basic (loss) earnings per common share	$(0.52)	$1.39	$1.67	1.65	1.16	0.87	0.86

Diluted (loss) earnings per common share	$(0.52)	$1.31	$1.57	1.53	1.08	0.84	0.84

Cash dividends per share	$0.01	$0.01	$0	0	0	0	0

Book value per share, end of year	$13.23	$13.98	$14.52	13.08	12.22	10.81	9.90

RATIOS:
Return on average stockholders' equity	(5.27)%	15.05%	13.28%	14.68%	11.66%	9.68%	10.60%

Return on average assets	(0.39)%	1.13%	1.00%	1.12%	0.94%	0.86%	1.11%

Average stockholders' equity to average assets	7.40%	7.51%	7.55%	7.61%	8.10%	8.88%	10.51%

Earnings to fixed charges	$(318)	1,202.62%	743.64%	1,144.52%	218,300.00%	77,100.00%	25,700.00%

(1)	In May, 2005, 2006, and 2007, a 5% stock dividend was approved. All data with respect to per share information for prior periods has been retroactively adjusted to reflect these transactions.

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

The summary pro forma balance sheet data is based on historical data as of September 30, 2007, adjusted to give effect to the conversion of 151,945 shares of common stock (which constitute the shares held by those holders of shares of common stock between 1,000 and 1,157) into shares of Class A stock, the conversion of 236,197 shares of common stock (which constitute the shares held by those holders of shares of common stock between 578 and 999) into shares of Class B stock, and the conversion of 34,485 shares of common stock (which constitute the shares held by those holders of fewer than 578 shares of common stock) into shares of preferred stock in the classification transaction. The pro forma balance sheet data is based on the assumption that an aggregate of 151,945 shares of common stock will be converted into an equal number of shares of Class A stock, an aggregate of 236,197 shares of common stock will be converted into an equal number of shares of Class B stock, and an aggregate of 34,485 shares of common stock will be converted into an equal number of shares of preferred stock and that expenses of $70,000 will be incurred in the reclassification transaction. We have assumed that all of the cash required for the expenses of the transaction was paid from available cash. We have not adjusted the pro forma income statement data for the effects of the anticipated cost savings estimated at $125,000 per year that we expect as a result of the transaction, since the most significant expense relates to implementation of Section 404 of the Sarbanes-Oxley Act. The expense of the current filings of Annual Reports on Form 10-KSB, Quarterly Reports on Form 10-QSB, Proxy Statements required by Regulation 14A and current reports on Form 8-K are immaterial.

The following summary unaudited consolidated financial information gives effect to the reclassification transaction as if it had occurred on January 1, 2007 for the nine months ended September 30, 2007 information and January 1, 2006 for the year ended December 31, 2006 information. The pro forma information set forth below is not necessarily indicative of what our actual financial position would have been had the transaction been consummated as of the above referenced dates or of the financial position that may be reported by us in the future.

SOUTHERN HERITAGE BANCSHARES, INC. Consolidated Pro Forma Balance Sheet September 30, 2007 (In Thousands, Except Per Share and Ratio Data)

		Pro Forma Adjustments
		Debit		Credit		Pro Forma

ASSETS

Loans, net of allowance for loan losses of $4,829	$151,099					$151,099
Securities available-for-sale, at market (amortized cost $45,743)	45,244					45,244
Federal funds sold	7,300					7,300
Restricted equity securities	830					830
Interest-bearing deposit in financial institution	-					-
Total earning assets	204,473					204,473

Cash and due from banks	4,199			43	(2)	4,156
Bank premises and equipment, net of accumulated depreciation	5,137					5,137
Accrued interest receivable	1,227					1,227
Deferred tax asset, net	408					408
Other real estate	541					541
Other assets	1,498					1,498
Goodwill	-					-

Total Assets	$217,483					$217,440

LIABILITIES AND STOCKHOLDERS' EQUITY

Deposits	$193,918					$193,918
Accrued interest payable	1,569					1,569
Securities sold under repurchase agreements	220					220
Subordinated debentures	5,155					5,155
Accounts payable and other liabilities	310					310
Income taxes payable	104					104
Total liabilities	201,276					201,276

Stockholders' equity:
Preferred stock, no par value, authorized 1,000,000 shares, 34,485 shares issued	-			34	(1)	34
Common stock, par value $1.00 per share, 2,000,000 shares authorized and 1,224,389 shares issued and outstanding prior to
reclassification	1,224	422	(1)			802
Class A stock, par value $1.00 per share, 1,000,000
shares authorized, 151,945 shares issued	-			152	(1)	152
Class B stock, par value $1.00 per share, 1,000,000 shares authorized, 236,197 shares issued	-			236	(1)	236
Additional paid-in capital	15,412					15,412
Retained earnings (deficit)	(100)	43	(2)			(143)
Accumulated other comprehensive (loss)	(329)					(329)
Total stockholders' equity	16,207					16,164

Total liabilities and stockholders' equity	$217,483					$217,440

(1) To record the reclassification of Class A, B and preferred stock.

(2) To record expenses of reclassification of $70,000, net of taxes of $27,000.

Book value Per Preferred, Common, Class A and Class B Share	$13.23					$13.20

Capital Ratios:
Total Risk-Based Capital	13.13%					13.10%
Tier 1 Risk-Based Capital	11.86%					11.83%
Leverage Ratio	9.60%					9.57%

SOUTHERN HERITAGE BANCSHARES, INC. Consolidated Pro Forma Statement of Earnings For The Six Months Ended September 30, 2007 (In Thousands - Except Per Share Data and Ratio)

	Nine Months Ended September 30,	Pro Forma Adjustments
	2007	Debit	Credit	Pro Forma (1)

Interest income:
Interest and fees on loans	$9,092			$9,092
Interest and dividends on securities:
Taxable securities	448			448
Tax exempt from Federal income taxes	749			749
Interest and dividends on restricted equity securities	20			20
Interest on federal funds sold	544			544
Interest-bearing deposit in financial institution	0			0
Total interest income	10,853			10,853

Interest expense:
Interest on negotiable order of withdrawal accounts	164			164
Interest on money market demand and savings accounts	618			618
Interest on certificates of deposit	4,608			4,608
Interest on Federal funds purchased	0			0
Interest on advances from Federal Home Loan Bank	12			12
Subordinated debt	293			293
Interest on securities sold under repurchase agreements	13			13
Total interest expense	5,708			5,708

Net interest income	5,145			5,145

Provision for loan losses	2,940			2,940

Net interest income after provision for loan losses	2,205			2,205

Non-interest income	1,547			1,547

Non-interest expense	5,007			5,007

(Loss) before income taxes	(1,255)			(1,255)

Income tax benefit	615			615

Net (loss)	$(640)			$(640)

Basic earnings (loss) per preferred, common, class A and class B share	$(0.52)			$(0.52)

Diluted earnings (loss)per preferred, common, class A and class B share	$(0.52)			$(0.52)

Ratio of earnings (loss) to fixed charges	$(318)			$(318)

Dividends per share:
Preferred shares	$-			$0.0 1

Common shares	$0.01			$0.01

Class A shares	$-			$0.01

Class B shares	$-			$0.01

(1)
The proposed transaction would not have a material effect on the historical income statement as all transaction costs would be financed with existing non-interest bearing cash. Most of the anticipated savings will occur on a prospective basis.

SOUTHERN HERITAGE BANCSHARES, INC. Consolidated Pro Forma Statement of Earnings For The Year Ended December 31, 2006 (In Thousands - Except Per Share and Ratio Data)

	Year Ended December 31,	Pro Forma Adjustments
	2006	Debit	Credit	Pro Forma (1) (2)
Interest income:
Interest and fees on loans	$11,831			$11,831
Interest and dividends on securities:
Taxable securities	512			512
Tax exempt from Federal income taxes	612			612
Interest and dividends on restricted equity securities	20			20
Interest on federal funds sold	452			452
Total interest income	13,427			13,427

Interest expense:
Interest on negotiable order of withdrawal accounts	74			74
Interest on money market demand and savings accounts	768			768
Interest on certificates of deposit	4,663			4,663
Interest on Federal funds purchased	0			0
Interest on advances from Federal Home Loan Bank	87			87
Interest on securities sold under repurchase agreements	385			385
Total interest expense	5,977			5,977

Net interest income	7,450			7,450

Provision for loan losses	756			756

Net interest income after provision for loan losses	6,694			6,694

Non-interest income	2,081			2,081

Non-interest expense	5,737			5,737

Earnings before income taxes	3,038			3,038

Income taxes	(1,016)			(1,016)

Net earnings	$2,022			2,022

Basic earnings per common Class A and Class B share	$1.67			$1.67

Diluted earnings per common Class A and Class B share	$1.57			$1.57

Ratio of earnings to fixed charges	743.64%			743.64%

Dividends per share:
Preferred shares	$0.0			$0.0

Common shares	$0.0			$0.0

Class A shares	$-			$0.0

Class B shares	$-			$0.0

(1)
The proposed transaction would not have a material effect on the historical income statement as all transaction costs would be financed with existing non-interest bearing cash. Most of the anticipated savings will occur on a prospective basis.

(2)	Proforma dividends per share are based upon paying a 3% premium to the Class A shareholders, 5% premium to Class B shareholders, and 10% premium to the Preferred shareholders.

MARKET PRICE OF SOUTHERN HERITAGE BANCSHARES, INC.

COMMON STOCK AND DIVIDEND INFORMATION

Market for Common Stock

Our common stock is not traded through an organized exchange nor is there a known active trading market. At September 30, 2007, the number of shareholders of record of our common stock, our only class of equity security issued and outstanding, was 831 and there was also outstanding options to purchase 128,461 shares of common stock, of which 48,223 are currently exercisable. All of the purchases and sales of the common stock, of which management is aware within the last two fiscal years, for the company’s common stock and the company’s common stock, as applicable, have occurred in a price range of $33-$40 per share. This sale price represents transactions which management is aware of, but does not necessarily represent all trading transactions for the period.

Dividends

The payment of dividends is subject to the discretion of our board of directors. Our ability to pay dividends is dependent on cash dividends paid to us by Southern Heritage Bank. The ability of Southern Heritage Bank to pay dividends to us is restricted by applicable regulatory requirements. On May 19, 2005, Southern Heritage paid a stock dividend equal to 5% of its outstanding shares of common stock, and on May 18, 2006, and May 17, 2007, Southern Heritage paid a stock dividend equal to one share for each twenty shares owned by shareholders of record as of such dates. No assurances can be given that any dividend will be declared or, if declared, what the amount of such dividend would be or whether such dividends would continue in future periods.

Securities Authorized for Issuance Under Equity Compensation Plans

We currently have two option plans under which our officers, directors and employees may purchase shares of our common stock, which are the Incentive Stock Option Plan (ISO) for officers and employees and the Non-Employee Directors’ Non-Qualified Stock Option Plan (NQO), which was approved by our shareholders, effective August 8, 2000, allowing for the granting of share options and shares to our employees and directors. The reclassification will not affect any outstanding options and each option, after the reclassification transaction, will continue to be exercisable for one share of common stock. As of September 30, 2007 there are outstanding options to purchase 80,715 shares of common stock at $8.65 per share and 50,138 shares of common stock at $15.57.

Prior Public Offerings and Stock Purchases

We have not made an underwritten public offering of our common stock during the past three years. Also, we have made no purchases of shares of our common stock during the past two years.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the beneficial ownership of shares of our common stock beneficially owned by (i) directors and executive officers of Southern Heritage, and (ii) directors and executive officers of Southern Heritage as a group. There is no person known to Southern Heritage to be the beneficial owner of more than 5% of the outstanding common stock of Southern Heritage. The information shown in this table is based on information provided to Southern Heritage as of September 30, 2007.

No change of control of Southern Heritage has occurred since the beginning of August of 2004. There are no arrangements known to us, the operation of which may at a subsequent date result in a change of control of Southern Heritage.

Name and Address of Beneficial Owner	Number of Shares (1)		Percent of Outstanding Common Stock (%) (2)	Percentage of Outstanding Common Stock Post Reclassification (%)
Eddie N. Duncan, M.D. 1790 North Ocoee Street Cleveland, Tennessee 37311	24,487	(3)	2.00	3.05

Len D. Graham 6035 North Lee Highway Cleveland, Tennessee 37312	25,715	(4)	2.10	3.21

R. Danny Hays, M.D. 642 Kyle Lane Cleveland, Tennessee 37312	13,950	(5)	1.14	1.67

Roger E. Jenne, Esq. 2702 North Ocoee Street Cleveland, Tennessee 37311	25,670	(6)	2.10	3.16

Clyde A. Kyle, Jr., M.D. 448 Kyle Lane, NW Cleveland, Tennessee 37312	24,932	(7)	2.04	2.94

Steven W. Ledbetter 2256 Laurel Hills Drive, NW Cleveland, Tennessee 37311	19,346	(8)	1.58	2.41

Larry S. McDaniel 288 Jesse Lane Charleston, Tennessee 37310	44,637	(9)	3.65	5.35

Name and Address of Beneficial Owner	Number of Shares (1)		Percent of OutstandingCommon Stock (%) (2)	Percentage of Outstanding Common Stock Post Reclassification (%)
Lester T. Simerville, Sr. 590 Springhill Drive Cleveland, Tennessee 37210	26,694	(10)	2.18	3.33

Henry F. Smith 3335 Edgewood Circle Cleveland, Tennessee 37320	13,561	(11)	1.11	1.69

J. Lee Stewart 2213 Joy Street Cleveland, Tennessee 37311	28,657	(12)	2.34	3.57

James F. Williams, Jr. 4428 Old Freewill Road Cleveland, Tennessee 37312	32,758	(13)	2.68	3.58

Jim A. Workman 3566 Cove Lake Drive Cleveland, Tennessee 37312	13,428	(14)	1.10	1.67

Virginia B. Kibble 4174 Freewill Road, NW Cleveland, Tennessee 37312	6,603	(15)	*	*

Officers and Directors as a Group (13 persons)	300,438	(16)	24.54	36.39(17)

*	Less than 1% of the company’s outstanding common stock.

(1)
Shares of common stock that a person has the right to acquire within 60 days are deemed outstanding for computing the percentage ownership of the person having the right to acquire such shares but are not deemed outstanding for computing the percentage ownership of any other person.

(2)	Based on 1,224,389 shares issued and outstanding on September 30, 2007.

(3)	Including 23,215 shares held jointly with spouse and 1,272 shares Mr. Duncan has the option to purchase under the company’s Non-Employee Directors Stock Option Plan.

(4)	Including 23,214 shares held jointly with spouse and 1,272 shares Mr. Graham has the option to purchase under the company’s Non-Employee Directors Stock Option Plan.

(5)
Including 1,272 shares Mr. Hays has the option to purchase under the company’s Non-Employee Directors Stock Option Plan and 551 shares held by his spouse. After the reclassification, those 551 shares will be converted to Series A Preferred Stock.

(6)
Including 1,272 shares Mr. Jenne has the option to purchase under the company’s Non-Employee Directors Stock Option Plan and 320 shares held by his spouse. After the reclassification, those 320 shares will be converted to Series A Preferred Stock.

(7)
Including 2,756 shares held by his spouse; 1,270 held as custodian for minor children and 69 shares held by spouse and minor child. After the reclassification, those 69 shares will be converted to Series A Preferred Stock and those 1,270 will be converted to Class B common stock.

(8)	Including 1,579 shares held jointly with spouse and 6,191 shares Mr. Ledbetter has the option to purchase under the company’s Incentive Stock Option Plan.

(9)
Including 25,994 shares held jointly with spouse and 1,272 shares Mr. McDaniel has the option to purchase under the company’s Non-Employee Directors Stock Option Plan; 15,637 shares held jointly with a business partner; 1,156 shares held jointly with child and 578 shares held jointly with another individual. After the reclassification, those 1,156 shares and those 578 shares will be converted to Class B common stock.

(10)	Including 1,272 shares Mr. Simerville has the option to purchase under the company’s Non-Employee Directors Stock Option Plan and 11,576 shares held by his spouse.

(11)	Including 12,289 shares held jointly with spouse.

(12)
Including 7,171 shares held jointly with spouse that are pledged as security for a one year term loan with another bank, and 9,910 shares Mr. Stewart has the option to purchase under the company’s Incentive Stock Option Plan.

(13)
Including 27,440 shares held jointly with spouse; 1,272 shares Mr. Williams has the option to purchase under the company’s Non-Employee Directors Stock Option Plan and 4,046 shares held jointly by spouse with minor children. After the reclassification those 4,046 shares will be converted to Class B common stock.

(14)	Including 12,156 shares held jointly with spouse and 1,272 shares Mr. Workman has the option to purchase under the company’s Non-Employee Directors Stock Option Plan.

(15)
Including 684 shares held jointly with spouse and 3,935 shares Ms. Kibble has the option to purchase under the company’s Incentive Stock Option Plan. After the reclassification those 684 shares will be converted to Class A common stock.

(16)	After the reclassification, Officers and Directors as a group will own a total of 291,764 shares of common stock.

(17)	Based on 801,762 shares of common stock that will remain issued and outstanding after the reclassification.

OTHER MATTERS

Reports, Opinions, Appraisals and Negotiations

We have not received any report, opinion or appraisal from an outside party that is related to the reclassification transaction.

Forward Looking Statements

Statements contained herein that are not purely historical are forward-looking statements, including, but not limited to, statements regarding our expectations, hopes, beliefs, intentions or strategies regarding the future. Actual results could differ materially from those projected in any forward-looking statements as a result of a number of factors, including those detailed in this proxy statement. The forward-looking statements are made as of the date of this proxy statement, and except as required by law, we undertake no obligation to update or revise the forward-looking statements, or to update the reasons why actual results could differ materially from those projected in the forward-looking statements.

We caution you not to place undo reliance on any forward-looking statements made by, or on behalf us in this proxy statement or in any of our filings with the SEC or otherwise. Additional information with respect to factors that may cause the results to differ materially from those contemplated by forward- looking statements is included in our current and subsequent filings with the SEC. See “- Where You Can Find More Information” below.

Where You Can Find More Information

We are subject to the information requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith we file reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities of the SEC at 100 F Street, N.E., Washington, DC 20549. Copies of such materials can also be obtained at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, DC 20549. In addition, such reports, proxy statements and other information are available from the Edgar filings obtained through the SEC’s Internet Website (http://www.sec.gov).

Householding

The SEC’s rules permit us to deliver a single set of proxy materials to one address shared by two or more of our stockholders, unless we have received contrary instructions from one or more of the stockholders. This delivery method is referred to as “householding” and can result in significant cost savings to the company and its shareholders. However, upon written or oral request, we will deliver promptly a separate copy of the proxy statement to a stockholder at a shared address to which a single copy of the proxy statement was delivered. Requests for additional copies of the proxy statement, and requests that in the future separate proxy statements be sent to stockholders who share an address, should be directed to in writing to the Secretary of the company at P.O. Box 4730, Cleveland, Tennessee 37320, Telephone: (423) 473-7980. In addition, stockholders who share a single address but receive multiple copies of the proxy statement may request that in the future they receive a single copy by contacting us at the address and phone number set forth above.

Information Incorporated by Reference

In our filings with the SEC, information is sometimes incorporated by reference. This means that we are referring you to information that we have filed separately with the SEC. The information incorporated by reference should be considered part of this proxy statement, except for any information superseded by information contained directly in this proxy statement. The following document is incorporated by reference herein:

•	our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2007, including unaudited financial information;

•	our Annual Report on Form 10-KSB for fiscal year ended December 31, 2006, including audited financial information.

We have supplied all information contained in or incorporated by reference in this document relating to Southern Heritage, provided that any reference to any claim of reliance on the Private Securities Litigation Reform Act’s forward looking statement safe harbor contained in any such document is excluded, and is not incorporated herein by reference. You may have been sent some of the reports and other information incorporated by reference in this document by us, but you can also obtain any of them through the SEC at the locations described above, or through us at the address below. We will provide to you, without charge, by first class mail or other equally prompt means within one business day of any written or oral request by you, a copy of any report or other information incorporated by reference in this document by us. You should direct your request to the following address: Southern Heritage Bancshares, Inc., 3020 Keith Street, N.W., Cleveland, Tennessee 37320, Attention: Roger E. Jenne, Esq.

By order of the board of directors

_______________________, 2007

APPENDIX A

ARTICLES OF AMENDMENT TO THE CHARTER OF
SOUTHERN HERITAGE BANCSHARES, INC.

ARTICLES OF AMENDMENT TO THE CHARTER OF
SOUTHERN HERITAGE BANCSHARES, INC.

Adopted in accordance with the provisions of Section 48-20-106 of the Tennessee Business Corporation Act, the undersigned corporation adopts the following articles of amendment to its charter:

FIRST. The name of the corporation (the “Corporation”) is Southern Heritage Bancshares, Inc.

SECOND. The charter of the Corporation is hereby amended by deleting Section 2 in its entirety and inserting the following in lieu thereof:

Stock

(a) Authorized Shares. The number of shares of stock the Corporation is authorized to issue is:

(1) 2,000,000 shares of Common Stock, par value of $1.00 per share;

(2) 1,000,000 shares of Class A Common Stock, par value of $1.00 per share;

(3) 1,000,000 shares of Class B Common Stock, par value of $1.00 per share;

(4) 1,000,000 shares of Preferred Stock, no par value per share. Except as otherwise limited by law, the Board of Directors shall be empowered to issue such Preferred Stock in one or more series, and with such rights and preferences and upon such terms, including convertibility, as the Board of Directors shall determine, and specifically, the Board of Directors is authorized to issue 1,000,000 shares of Series A Preferred Stock.

(b) Provisions Applicable to the Common Stock. The Common Stock shall have unlimited voting rights. There shall be no preemptive rights for holders of Common Stock.

(c) Provisions Applicable Only to Class A Common Stock.

(1) Voting Rights.

(i) Each outstanding share of Class A Common Stock shall have no voting rights, except as may be required by law, and with respect to the following matters:

A. Voting on a merger or share exchange, to the extent shareholder approval is required, as described in Section 48-21-104 of the Tennessee Business Corporation Act;

B. Voting on the sale of assets other than in the regular course of business, to the extent shareholder approval is required, as described in Section 48-22-102 of the Tennessee Business Corporation Act; and

C. Voting on the voluntary dissolution of the Corporation, to the extent shareholder approval is required, as described in Section 48-24-102 of the Tennessee Business Corporation Act.

(ii) With respect to those matters on which the holders of the Class A Common Stock are entitled to vote, the holders shall have the right to one vote for each such share. Pursuant to Section 48-11-201(30) of the Tennessee Business Corporation Act, holders of shares of Class A Common Stock and Common Stock (and to the extent entitled to vote on such matters, the holders of Class B Common Stock and Series A Preferred Stock) shall be considered as a single voting group and shall be entitled to vote and be counted together collectively, and shall be entitled to receive notice of any shareholders’ meeting held to act upon such matters in accordance with the bylaws of the Corporation.

(2) Dividends. Dividends shall be paid on the Class A Common Stock before dividends may be paid on the Common Stock, but there shall be no requirement to pay dividends, and there shall be no cumulative dividends. If dividends are paid on the Common Stock, the dividends payable on the Class A Common Stock shall be equal to 3% more than is paid on the Common Stock.

(3) Conversion/Redemption. The Class A Common Stock shall have no conversion rights or redemption rights.

(d) Provisions Applicable Only to Class B Common Stock.

(1) Voting Rights. Each outstanding share of Class B Common Stock shall have no voting rights, except as may be required by law. With respect to those matters on which the holders of the Class B Common Stock are entitled to vote, the holders shall have the right to one vote for each such share. Pursuant to Section 48-11-201(30) of the Tennessee Business Corporation Act, holders of shares of Class B Common Stock and Common Stock (and to the extent entitled to vote on such matters, the holders of Class A Common Stock and Series A Preferred Stock) shall be considered as a single voting group and shall be entitled to vote and be counted together collectively, and shall be entitled to receive notice of any shareholders’ meeting held to act upon such matters in accordance with the bylaws of the Corporation.

(2) Dividends. Dividends shall be paid on the Class B Common Stock before dividends may be paid on the Class A Common Stock and the Common Stock, but there shall be no requirement to pay dividends, and there shall be no cumulative dividends. If dividends are paid on the Common Stock, the dividends payable on the Class B Common Stock shall be equal to 5% more than is paid on the Common Stock.

(3) Conversion/Redemption. The Class B Common Stock shall have no conversion rights or redemption rights.

(e) Provisions Applicable Only to Series A Preferred Stock.

(1) Voting Rights. Each outstanding share of Series A Preferred Stock shall have no voting rights, except as may be required by law, and in connection with the issuance of any stock having rights superior to the Series A Preferred Stock. With respect to those matters on which the holders of the Series A Preferred Stock are entitled to vote, the holders shall have the right to one vote for each such share. Pursuant to Section 48-11-201(30) of the Tennessee Business Corporation Act, holders of shares of Series A Preferred Stock and Common Stock (and to the extent entitled to vote on such matters, the holders of Class A Common Stock and Class B Common Stock) shall be considered as a single voting group and shall be entitled to vote and be counted together collectively, and shall be entitled to receive notice of any shareholders’ meeting held to act upon such matters in accordance with the bylaws of the Corporation.

(2) Dividends. Dividends shall be paid on the Series A Preferred Stock before dividends may be paid on the Class A Common Stock, the Class B Common Stock, and the Common Stock, but there shall be no requirement to pay dividends, and there shall be no cumulative dividends. If dividends are paid on the Common Stock, the dividends payable on the Series A Preferred Stock shall be equal to 10% more than is paid on the Common Stock.

(3) Conversion/Redemption. The Series A Preferred Stock shall be convertible to shares of Common Stock upon a change in control but shall have no redemption rights. A “change in control” shall mean (i) a merger, consolidation or reorganization of the company (except in the event of a recapitalization or similar financial restructuring which does not involve a material change in ownership of equity of the Company), or (ii) a sale of substantially all of the assets of the Company.

(f) Reclassification of Common Stock.

(1) Upon the filing of these Articles of Amendment, each share of Common Stock outstanding immediately prior to such filing owned by a shareholder of record who owns between 651 and 1,157 shares of such Common Stock shall, by virtue of the filing of these Articles of Amendment and without any action on the part of the holders thereof, hereafter be reclassified as Class A Common Stock, on the basis of one share of Class A Common Stock per each share of Common Stock so reclassified, which shares of Class A Common Stock shall thereupon be duly issued and outstanding, fully paid and nonassessable.

(2) Upon the filing of these Articles of Amendment, each share of Common Stock outstanding immediately prior to such filing owned by a shareholder of record who owns between 578 and 650 shares of such Common Stock shall, by virtue of the filing of these Articles of Amendment and without any action on the part of the holders thereof, hereafter be reclassified as Class B Common Stock, on the basis of one share of Class B Common Stock per each share of Common Stock so reclassified, which shares of Class B Common Stock shall thereupon be duly issued and outstanding, fully paid and nonassessable.

(3) Upon the filing of these Articles of Amendment, each share of Common Stock outstanding immediately prior to such filing owned by a shareholder of record who owns 577 or fewer shares of such Common Stock shall, by virtue of the filing of these Articles of Amendment and without any action on the part of the holders thereof, hereafter be reclassified as Series A Preferred Stock, on the basis of one share of Series A Preferred Stock per each share of Common Stock so reclassified, which shares of Series A Preferred Stock shall thereupon be duly issued and outstanding, fully paid and nonassessable.

(4) Each share of Common Stock outstanding immediately prior to the filing of these Articles of Amendment owned by a shareholder of record who owns 1,158 or more shares of such Common Stock shall not be reclassified and shall continue to be classified as Common Stock.

THIRD. These Articles of Amendment were adopted by the Board of Directors of the Corporation on ___________________, 2007 and by the shareholders of the Corporation on ___________________, 2007.

SOUTHERN HERITAGE BANCSHARES, INC.

By:
Name:
Title:

APPENDIX B

TENNESSEE DISSENTERS' RIGHTS STATUTES

48-23-101. Chapter definitions. - As used in this chapter, unless the context otherwise requires:

(a) “Beneficial shareholder” means the person who is a beneficial owner of shares held by a nominee as the record shareholder;

(b) “Corporation” means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer;

(c) “Dissenter” means a shareholder who is entitled to dissent from corporate action under § 48-23-102 and who exercises that right when and in the manner required by part 2 of this chapter;

(d) “Fair value”, with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action;

(e) “Interest” means interest from the effective date of the corporate action that gave rise to the shareholder's right to dissent until the date of payment, at the average auction rate paid on United States treasury bills with a maturity of six (6) months (or the closest maturity thereto) as of the auction date for such treasury bills closest to such effective date;

(f) “Record shareholder” means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation; and

(g) “Shareholder” means the record shareholder or the beneficial shareholder. [Acts 1986, ch. 887, § 13.01.]

48-23-102. Right to dissent.

(a) A shareholder is entitled to dissent from, and obtain payment of the fair value of the shareholder's shares in the event of, any of the following corporate actions:

(1) Consummation of a plan of merger to which the corporation is a party:

(A) If shareholder approval is required for the merger by § 48-21-104 or the charter and the shareholder is entitled to vote on the merger; or

(B) If the corporation is a subsidiary that is merged with its parent under
        § 48-21-105;

(2) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;

(3) Consummation of a sale or exchange of all, or substantially all, of the property of the corporation other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange, including a sale in dissolution, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one (1) year after the date of sale;

(4) An amendment of the charter that materially and adversely affects rights in respect of a dissenter's shares because it:

(A) Alters or abolishes a preferential right of the shares;

(B) Creates, alters, or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of the shares;

(C) Alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities;

(D) Excludes or limits the right of the shares to vote on any matter, or to cumulate votes, other than a limitation by dilution through issuance of shares or other securities with similar voting rights; or

(E) Reduces the number of shares owned by the shareholder to a fraction of a share, if the fractional share is to be acquired for cash under § 48-16-104; or

(5) Any corporate action taken pursuant to a shareholder vote to the extent the charter, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

(6) A shareholder entitled to dissent and obtain payment for the shareholder's shares under this chapter may not challenge the corporate action creating the shareholder's entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

(7) Notwithstanding the provisions of subsection (a), no shareholder may dissent as to any shares of a security which, as of the date of the effectuation of the transaction which would otherwise give rise to dissenters' rights, is listed on an exchange registered under § 6 of the Securities Exchange Act of 1934, as amended, or is a “national market system security,” as defined in rules promulgated pursuant to the Securities Exchange Act of 1934, as amended. [Acts 1986, ch. 887, § 13.02.]

48-23-103. Dissent by nominees and beneficial owners.

(a) A record shareholder may assert dissenters' rights as to fewer than all the shares registered in the record shareholder's name only if the record shareholder dissents with respect to all shares beneficially owned by any one (1) person and notifies the corporation in writing of the name and address of each person on whose behalf the record shareholder asserts dissenters' rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which the partial dissenter dissents and the partial dissenter's other shares were registered in the names of different shareholders.

(b) A beneficial shareholder may assert dissenters' rights as to shares of any one (1) or more classes held on the beneficial shareholder's behalf only if the beneficial shareholder:

(1) Submits to the corporation the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and

(2) Does so with respect to all shares of the same class of which the person is the beneficial shareholder or over which the person has power to direct the vote. [Acts 1986, ch. 887, § 13.03.]

48-23-201. Notice of dissenters' rights.

(a) If proposed corporate action creating dissenters' rights under § 48-23-102 is submitted to a vote at a shareholders' meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters' rights under this chapter and be accompanied by a copy of this chapter.

(b) If corporate action creating dissenters' rights under § 48-23-102 is taken without a vote of shareholders, the corporation shall notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenters' notice described in § 48-23-203.

(c) A corporation's failure to give notice pursuant to this section will not invalidate the corporate action. [Acts 1986, ch. 887, § 13.20.]

48-23-202. Notice of intent to demand payment.

(a) If proposed corporate action creating dissenters' rights under § 48-23-102 is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' rights must:

(1) Deliver to the corporation, before the vote is taken, written notice of the shareholder's intent to demand payment for the shareholder's shares if the proposed action is effectuated; and

(2) Not vote the shareholder's shares in favor of the proposed action. No such written notice of intent to demand payment is required of any shareholder to whom the corporation failed to provide the notice required by § 48-23-201.

(b) A shareholder who does not satisfy the requirements of subsection (a) is not entitled to payment for the shareholder's shares under this chapter. [Acts 1986, ch. 887, § 13.21.]

48-23-203. Dissenters' notice.

(a) If proposed corporate action creating dissenters' rights under § 48-23-102 is authorized at a shareholders' meeting, the corporation shall deliver a written dissenters' notice to all shareholders who satisfied the requirements of § 48-23-202.

(b) The dissenters' notice must be sent no later than ten (10) days after the corporate action was authorized by the shareholders or effectuated, whichever is the first to occur, and must:

(1) State where the payment demand must be sent and where and when certificates for certificated shares must be deposited;

(2) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

(3) Supply a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the principal terms of the proposed corporate action and requires that the person asserting dissenters' rights certify whether or not the person asserting dissenters' rights acquired beneficial ownership of the shares before that date;

(4) Set a date by which the corporation must receive the payment demand, which date may not be fewer than one (1) nor more than two (2) months after the date the subsection (a) notice is delivered; and

(5) Be accompanied by a copy of this chapter if the corporation has not previously sent a copy of this chapter to the shareholder pursuant to § 48-23-201. [Acts 1986, ch. 887, § 13.22.]

48-23-204. Duty to demand payment.

(a) A shareholder sent a dissenters' notice described in § 48-23-203 must demand payment, certify whether the shareholder acquired beneficial ownership of the shares before the date required to be set forth in the dissenters' notice pursuant to § 48-23-203(b)(3), and deposit the shareholder's certificates in accordance with the terms of the notice.

(b) The shareholder who demands payment and deposits the shareholder's share certificates under subsection (a) retains all other rights of a shareholder until these rights are cancelled or modified by the effectuation of the proposed corporate action.

(c) A shareholder who does not demand payment or deposit the shareholder's share certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for the shareholder's shares under this chapter.

(d) A demand for payment filed by a shareholder may not be withdrawn unless the corporation with which it was filed, or the surviving corporation, consents thereto. [Acts 1986, ch. 887, § 13.23.]

48-23-205. Share restrictions.

(a) The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is effectuated or the restrictions released under § 48-23-207.

(b) The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are cancelled or modified by the effectuation of the proposed corporate action. [Acts 1986, ch. 887, § 13.24.]

48-23-206. Payment.

(a) Except as provided in § 48-23-208, as soon as the proposed corporate action is effectuated, or upon receipt of a payment demand, whichever is later, the corporation shall pay each dissenter who complied with § 48-23-204 the amount the corporation estimates to be the fair value of each dissenter's shares, plus accrued interest.

(b) The payment must be accompanied by:

(1) The corporation's balance sheet as of the end of a fiscal year ending not more than sixteen (16) months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year, and the latest available interim financial statements, if any;

(2) A statement of the corporation's estimate of the fair value of the shares;

(3) An explanation of how the interest was calculated;

(4) A statement of the dissenter's right to demand payment under § 48-23-209; and

(5) A copy of this chapter if the corporation has not previously sent a copy of this chapter to the shareholder pursuant to § 48-23-201 or § 48-23-203. [Acts 1986, ch. 887, § 13.25.]

48-23-207. Failure to take action.

(a) If the corporation does not effectuate the proposed action that gave rise to the dissenters' rights within two (2) months after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

(b) If, after returning deposited certificates and releasing transfer restrictions, the corporation effectuates the proposed action, it must send a new dissenters' notice under § 48-23-203 and repeat the payment demand procedure. [Acts 1986, ch. 887, § 13.27.]

48-23-208. After-acquired shares.

(a) A corporation may elect to withhold payment required by § 48-23-206 from a dissenter unless the dissenter was the beneficial owner of the shares before the date set forth in the dissenters' notice as the date of the first announcement to news media or to shareholders of the principal terms of the proposed corporate action.

(b) To the extent the corporation elects to withhold payment under subsection (a), after effectuating the proposed corporate action, it shall estimate the fair value of the shares, plus accrued interest, and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of the dissenter's demand. The corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated, and a statement of the dissenter's right to demand payment under § 48-23-209. [Acts 1986, ch. 887, § 13.28.]

48-23-209. Procedure if shareholder dissatisfied with payment or offer.

(a) A dissenter may notify the corporation in writing of the dissenter's own estimate of the fair value of the dissenter's shares and amount of interest due, and demand payment of the dissenter's estimate (less any payment under § 48-23-206), or reject the corporation's offer under § 48-23-208 and demand payment of the fair value of the dissenter's shares and interest due, if:

(1) The dissenter believes that the amount paid under § 48-23-206 or offered under § 48-23-208 is less than the fair value of the dissenter's shares or that the interest due is incorrectly calculated;

(2) The corporation fails to make payment under § 48-23-206 within two (2) months after the date set for demanding payment; or

(3) The corporation, having failed to effectuate the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within two (2) months after the date set for demanding payment.

(b) A dissenter waives the dissenter's right to demand payment under this section unless the dissenter notifies the corporation of the dissenter's demand in writing under subsection (a) within one (1) month after the corporation made or offered payment for the dissenter's shares. [Acts 1986, ch. 887, § 13.28.]

48-23-301. Court action.

(a) If a demand for payment under § 48-23-209 remains unsettled, the corporation shall commence a proceeding within two (2) months after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the two-month period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

(b) The corporation shall commence the proceeding in a court of record having equity jurisdiction in the county where the corporation's principal office (or, if none in this state, its registered office) is located. If the corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

(c) The corporation shall make all dissenters (whether or not residents of this state) whose demands remain unsettled, parties to the proceeding as in an action against their shares and all parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

(d) The jurisdiction of the court in which the proceeding is commenced under subsection (b) is plenary and exclusive. The court may appoint one (1) or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to it. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

(e) Each dissenter made a party to the proceeding is entitled to judgment:

(1) For the amount, if any, by which the court finds the fair value of the dissenter's shares, plus accrued interest, exceeds the amount paid by the corporation; or

(2) For the fair value, plus accrued interest, of the dissenter's after-acquired shares for which the corporation elected to withhold payment under § 48-23-208. [Acts 1986, ch. 887, § 13.30.]

48-23-302. Court costs and counsel fees.

(a) The court in an appraisal proceeding commenced under § 48-23-301 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under § 48-23-209.

(b) The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable against:

(1) The corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of part 2 of this chapter; or

(2) Either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this chapter.

(c) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefited. [Acts 1986, ch. 887, § 13.31.]

TO VOTE BY MAIL

To vote by mail, complete both sides, sign and date the proxy card below. Detach the card below and return it in the envelope provided.

TO VOTE BY INTERNET

Your Internet vote is quick, confidential and your vote is immediately submitted. Just follow these easy steps:

1.	Read the accompanying Proxy Statement.

2.	Visit our Internet voting site at http://www.illinoisstocktransfer.com, click on the heading “Internet Voting” and follow the instructions on the screen.

3.	When prompted for your Voter Control Number, enter the number printed just above your name on the front of the proxy card.

Please note that all votes cast by Internet must be completed and submitted prior to ___________________, 2007 at 11:59 p.m. Central Time.

Your Internet vote authorizes the named proxies to vote your shares to the same extent as if you marked, signed, dated and returned the proxy card.

This is a “secured” web page site. Your software and/or Internet provider must be “enabled” to access this site. Please call your software or Internet provider for further information if needed.

PRELIMINARY PROXY CARD

SOUTHERN HERITAGE BANCSHARES, INC.
SPECIAL MEETING OF SHAREHOLDERS

REVOCABLE PROXY

3020 Keith Street, N.W., Cleveland, Tennessee 37320 (423) 473-7980	●, 2007

PLEASE SIGN AND RETURN PROMPTLY IN THE SELF-ADDRESSED ENVELOPE.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby appoints ● or ● as proxies, each with the power to appoint his substitute, and hereby authorize them to represent and to vote, as designated below, all of the shares of common stock of Southern Heritage Bancshares, Inc., to which the undersigned is entitled to vote at the Special Meeting of Shareholders to be held at Southern Heritage Bank, 3020 Keith Street, N.W., Cleveland, Tennessee 37320, on ●, ●, 2007, at 10:00 a.m. Eastern Standard Time, or any adjournment thereof.

THIS PROXY IS SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS FOR THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON ●, 2007.

SAID PROXIES WILL VOTE ON THE PROPOSALS SET FORTH IN THE NOTICE OF SPECIAL MEETING AND PROXY STATEMENT AS SPECIFIED ON THIS CARD. IF A VOTE IS NOT SPECIFIED, SAID PROXIES WILL VOTE IN FAVOR OF THE PROPOSALS LISTED BELOW. IF ANY OTHER MATTERS PROPERLY COME BEFORE THE SPECIAL MEETING, SAID PROXIES WILL VOTE ON SUCH MATTERS IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS (EXCEPT TO THE EXTENT THAT SUCH MATTERS WOULD INCLUDE SUBSTANTIVE MATTERS PRESENTED BY THE COMPANY THAT WOULD OTHERWISE BE REQUIRED TO BE SEPARATELY SET OUT BY THE COMPANY ON THE PROXY CARD).

1.
FOR APPROVAL OF AN AMENDMENT TO THE CHARTER OF SOUTHERN HERITAGE BANCSHARES, INC. TO AUTHORIZE THREE NEW CLASSES OF STOCK, ENTITLED CLASS A COMMON STOCK, CLASS B COMMON STOCK AND SERIES A PREFERRED STOCK.

☐ FOR     ☐ AGAINST    ☐  ABSTAIN

2.
FOR APPROVAL OF THE RECLASSIFICATION OF SHARES OF COMMON STOCK HELD BY SHAREHOLDERS WHO OWN BETWEEN 651 AND 1,157 SHARES INTO SHARES OF CLASS A COMMON STOCK, SHARES OF COMMON STOCK HELD BY SHAREHOLDERS WHO OWN BETWEEN 578 AND 650 SHARES INTO CLASS B COMMON STOCK, AND SHARES OF COMMON STOCK HELD BY SHAREHOLDERS WHO OWN 577 SHARES OR LESS INTO SERIES A PREFERRED STOCK.

☐ FOR     ☐ AGAINST    ☐  ABSTAIN

PLEASE MARK, SIGN BELOW, DATE AND RETURN THIS PROXY PROMPTLY IN THE ENVELOPE FURNISHED.

Please sign exactly as name appears on your stock certificate. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Date: __________

____________________________
Signature of Shareholder

Date: __________

____________________________
Signature of Joint Shareholder

Please mark here if you intend to attend the Special Meeting of Shareholders.

☐ YES ☐ NO